                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): January 20, 1998


                       AMERICAN INDUSTRIAL PROPERTIES REIT
             (Exact Name of Registrant as Specified in its Charter)


                     TEXAS                              1-9016                        75-6335572
        (State or Other Jurisdiction of        (Commission File Number)            (I.R.S. Employer
          Incorporation or Organization)                                        Identification Number)


                     6210 NORTH BELTLINE ROAD, SUITE 170, IRVING, TEXAS           75063
                          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


       Registrant's telephone number, including area code: (972) 756-6000

     The undersigned Registrant hereby amends its Current Report on Form 8-K dated January 20, 1998, which was filed with the Securities and Exchange Commission on January 20, 1998, to include the financial statements required by
Item 7 (a) and the pro forma financial information required by Item 7 (b).

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements: See Index to Financial Statements and Pro Forma Financial Information appearing on page F-1 of this Form 8-K/A.

     (b) Pro Forma Financial Information: See Index to Financial Statements and Pro Forma Financial Information appearing on page F-1 of this Form 8-K/A.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           AMERICAN INDUSTRIAL PROPERTIES REIT

                                               By: /s/ CHARLES W. WOLCOTT
                                         ---------------------------------------
                                                   Charles W. Wolcott
                                              President and Chief Executive
                                                         Officer
March 23, 1998

        INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION



USAA REAL ESTATE INCOME INVESTMENTS I LIMITED PARTNERSHIP
  ANNUAL AUDITED FINANCIAL STATEMENTS
     Independent Auditors' Report......................................   F-2
     Balance Sheets as of December 31, 1997 and 1996...................   F-3
     Statements of Income for the years ended December 31, 1997,
       1996 and 1995...................................................   F-4
     Statements of Partners' Equity for the years ended
       December 31, 1997, 1996 and 1995................................   F-5
     Statements of Cash Flows for the years ended December 31,
       1997, 1996 and 1995.............................................   F-6
     Notes to Financial Statements.....................................   F-7
USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP
  ANNUAL AUDITED FINANCIAL STATEMENTS
     Independent Auditors' Report......................................   F-14
     Balance Sheets as of June 30, 1997 and 1996.......................   F-15
     Statements of Income for the years ended June 30, 1997, 1996
       and 1995........................................................   F-16
     Statements of Partners' Equity for the years ended June 30,
       1997, 1996 and 1995.............................................   F-17
     Statements of Cash Flows for the years ended June 30, 1997,
       1996 and 1995...................................................   F-18
     Notes to Financial Statements.....................................   F-19
  INTERIM UNAUDITED FINANCIAL STATEMENTS
     Condensed Balance Sheet as of December 31, 1997 (unaudited).......   F-26
     Condensed Statements of Income for the six months ended
       December 31, 1997 (unaudited)...................................   F-27
     Condensed Statements of Cash Flows for the six months ended
       December 31, 1997 (unaudited)...................................   F-28
     Notes to Condensed Financial Statements...........................   F-29
USAA INCOME PROPERTIES III LIMITED PARTNERSHIP
  ANNUAL AUDITED FINANCIAL STATEMENTS
     Independent Auditors' Report......................................   F-31
     Balance Sheets as of December 31, 1997 and 1996...................   F-32
     Statements of Operations for the years ended December 31, 1997,
       1996 and 1995...................................................   F-33
     Statements of Partners' Equity for the years ended December 31,
       1997, 1996 and 1995.............................................   F-34
     Statements of Cash Flows for the years ended December 31, 1997,
       1996 and 1995...................................................   F-35
     Notes to Financial Statements.....................................   F-36
USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP
  ANNUAL AUDITED FINANCIAL STATEMENTS
     Independent Auditors' Report......................................   F-44
     Balance Sheets as of December 31, 1997 and 1996...................   F-45
     Statements of Operations for the years ended December  31, 1997,
       1996 and 1995...................................................   F-46
     Statements of Partners' Equity for the years ended December 31,
       1997, 1996 and 1995.............................................   F-47
     Statements of Cash Flows for the years ended December 31, 1997,
       1996 and 1995...................................................   F-48
     Notes to Financial Statements.....................................   F-49
PRO FORMA FINANCIAL INFORMATION........................................   F-59
      Pro forma condensed consolidated balance sheet as of
        December 31, 1997..............................................   F-61
      Pro forma condensed consolidated statements of operations for
        the year ended December 31, 1997...............................   F-63

                          INDEPENDENT AUDITORS' REPORT



Trust Managers and Shareholders
American Industrial Properties REIT:

We have audited the accompanying balance sheets of USAA Real Estate Income Investments I Limited Partnership (Partnership) as of December 31, 1997 and 1996, and the related statements of income, partners' equity, and cash flows for each of the years in the three year period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USAA Real Estate Income Investments I Limited Partnership at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1997, in conformity with generally accepted accounting principles.

As discussed in Note 9, subsequent to December 31, 1997, the Partners approved a merger with and into the American Industrial Properties REIT effective as of December 31, 1997. These financial statements do not include any adjustments related to the merger of the Partnership.



                                             /s/ KPMG PEAT MARWICK LLP
                                                 KPMG Peat Marwick LLP


San Antonio, Texas
February 12, 1998

            USAA REAL ESTATE INCOME INVESTMENTS I LIMITED PARTNERSHIP
                                 BALANCE SHEETS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                              1997              1996
                                                          ------------      ------------
ASSETS
Rental properties, net (note 3)                           $  9,401,871         9,964,683
Temporary investments at cost which
     approximates market value -
     Money market fund                                         840,352           926,892
Cash                                                            31,887            46,204
                                                          ------------      ------------
     Cash and cash equivalents                                 872,239           973,096
Accounts receivable                                             72,319            72,175
Deferred charges, at amortized cost, and other
     assets                                                    396,221           386,325
                                                          ------------      ------------

                                                          $ 10,742,650        11,396,279
                                                          ============      ============

LIABILITIES AND PARTNERS' EQUITY
Accounts payable, including amounts due to
     affiliates of $43,448 and $27,907 (note 6)           $     99,537            83,582
Accrued expenses                                                46,118            35,634
Security deposits                                               65,320            66,616
                                                          ------------      ------------
                Total liabilities                              210,975           185,832
                                                          ------------      ------------

Partners' equity:
     General Partner:
         Capital contribution                                    1,000             1,000
         Cumulative net income                                  91,856            89,818
         Cumulative distributions                             (193,217)         (184,391)
                                                          ------------      ------------
                                                              (100,361)          (93,573)
                                                          ------------      ------------
     Limited Partners (54,610 units):
         Capital contributions, net of offering costs       25,666,700        25,666,700
         Cumulative net income                               9,093,801         8,892,025
         Cumulative distributions                          (24,128,465)      (23,254,705)
                                                          ------------      ------------
                                                            10,632,036        11,304,020
                                                          ------------      ------------
                Total Partners' equity                      10,531,675        11,210,447
                                                          ------------      ------------
                                                          $ 10,742,650        11,396,279
                                                          ============      ============


See accompanying notes to financial statements.

            USAA REAL ESTATE INCOME INVESTMENTS I LIMITED PARTNERSHIP
                              STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                      1997           1996           1995
                                                   ----------     ----------     ----------
INCOME
Rental income                                      $1,727,793      1,678,468      1,420,968
Interest from mortgage loan (notes 4 and 6)                --         52,124        612,757
Interest income, including $18 in 1995 from
     affiliate (note 6)                                57,160         89,058         26,283
                                                   ----------     ----------     ----------
         Total income                               1,784,953      1,819,650      2,060,008
                                                   ----------     ----------     ----------

EXPENSES
Direct expenses, including $108,437, $109,061,
     and $59,639 to affiliate (note 6)                643,841        572,686        539,300
Depreciation                                          584,923        572,255        543,494
General and administrative, including
     $142,033, $135,424, and $142,286 to
     affiliates (note 6)                              284,020        250,744        252,165
Management fee (note 6)                                68,355         67,893         77,792
                                                   ----------     ----------     ----------

         Total expenses                             1,581,139      1,463,578      1,412,751
                                                   ----------     ----------     ----------

Net income                                         $  203,814        356,072        647,257
                                                   ==========     ==========     ==========

Net income per limited partnership unit            $     3.69           6.46          11.73
                                                   ==========     ==========     ==========



See accompanying notes to financial statements.

            USAA REAL ESTATE INCOME INVESTMENTS I LIMITED PARTNERSHIP
                         STATEMENTS OF PARTNERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                    GENERAL         LIMITED
                                    PARTNER         PARTNERS           TOTAL
                                  -----------      -----------      -----------
Balances at December 31, 1994     $   (87,609)      16,894,400       16,806,791

Net income                              6,472          640,785          647,257
Cash distributions                     (8,826)        (873,760)        (882,586)
                                  -----------      -----------      -----------
Balances at December 31, 1995         (89,963)      16,661,425       16,571,462

Net income                              3,561          352,511          356,072
Cash distributions                     (7,171)      (5,709,916)      (5,717,087)
                                  -----------      -----------      -----------
Balances at December 31, 1996         (93,573)      11,304,020       11,210,447

Net income                              2,038          201,776          203,814
Cash distributions                     (8,826)        (873,760)        (882,586)
                                  -----------      -----------      -----------
Balances at December 31, 1997     $  (100,361)      10,632,036       10,531,675
                                  ===========      ===========      ===========



See accompanying notes to financial statements.

            USAA REAL ESTATE INCOME INVESTMENTS I LIMITED PARTNERSHIP
                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                1997            1996            1995
                                                             ----------      ----------      ----------
Cash flows from operating activities:
     Net income                                              $  203,814         356,072         647,257
     Adjustments to reconcile net income to
         net cash provided by operating activities:
           Depreciation                                         584,923         572,255         543,494
           Amortization                                          45,316          44,937          34,290
           Increase in accounts receivable                         (144)        (26,974)         (9,297)
           Increase in deferred charges and other assets        (55,212)        (20,531)       (168,240)
           Increase (decrease) in accounts payable,
             accrued expenses and other liabilities              25,143          55,947         (32,205)
                                                             ----------      ----------      ----------

           Cash provided by operating activities                803,840         981,706       1,015,299
                                                             ----------      ----------      ----------

Cash flows from investing activities:
     Additions to rental properties                             (22,111)        (98,360)       (561,552)
     Proceeds from mortgage loan receivable                          --       5,440,000              --
                                                             ----------      ----------      ----------
         Cash provided by (used in) investing activities        (22,111)      5,341,640        (561,552)
                                                             ----------      ----------      ----------

Cash flows used in financing activities -
     Payment of distributions                                  (882,586)     (5,717,087)       (882,586)
                                                             ----------      ----------      ----------

Net increase (decrease) in cash and cash equivalents           (100,857)        606,259        (428,839)

Cash and cash equivalents at beginning of year                  973,096         366,837         795,676
                                                             ----------      ----------      ----------

Cash and cash equivalents at end of year                     $  872,239         973,096         366,837
                                                             ==========      ==========      ==========


See accompanying notes to financial statements.

                      USAA REAL ESTATE INCOME INVESTMENTS I
                               LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995


1.      Organization, Summary of Significant Accounting Policies and Other

        USAA Real Estate Income Investments I Limited Partnership
        (Partnership) is engaged solely in the business of real estate investment; therefore, presentation of information about industry segments is not applicable. The General Partner, USAA Investors I, Inc., is a wholly-owned subsidiary of USAA Real Estate Company, which is a wholly-owned subsidiary of USAA Capital Corporation, which is a wholly-owned subsidiary of United Services Automobile Association
        (USAA).

        Subsequent to year-end, the Partnership approved a merger with and into the American Industrial Properties REIT (Trust) effective as of December 31, 1997. The accompanying financial statements do not include any adjustments related to the merger. See Note 9.

        At December 31, 1997, the Partnership owned a shopping center located in Daytona Beach, Florida and an office building located in San Diego, California. The Partnership's revenue is subject to changes in the economic environments of these areas.

        Rental properties are valued at cost. The carrying amount of a property is not changed for temporary fluctuations in value unless the carrying value is believed to be permanently impaired. In 1995, the Partnership adopted the provisions of Financial Accounting Standards Board Statement No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," (Statement 121). Statement 121 provides guidance for determining impairment of long-lived assets utilizing undiscounted future cash flows. The assessment for and measurement of impairment is based upon the undiscounted future cash flows and fair value, respectively, of the individual real estate properties. Based on the provisions of Statement 121, the Partnership's long-lived assets, real estate and improvements are not considered impaired. The adoption of Statement 121 had no financial statement impact.

        Depreciation is provided over the estimated useful lives of properties using the straight-line method. The estimated lives of the buildings and improvements are 30 years (19 - 39 years for Federal income tax purposes).



                                                                     (Continued)

                      USAA REAL ESTATE INCOME INVESTMENTS I
                               LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS




1. Organization, Summary of Significant Accounting Policies and Other, continued

        Rental income is recognized under the operating method, whereby aggregate rentals are reported as income on the straight-line basis over the life of the lease. Rental income recognized was $1,724, $15,873 and $65,461 more than the amount due per the lease agreements for the years ended December 31, 1997, 1996 and 1995, respectively. Deferred rent results from the recognition of income as required by generally accepted accounting principles.

        No provision or credit for income taxes has been made as the liability for such taxes is that of the Partners rather than the Partnership. The Partnership files its tax return on an accrual basis.

        For purposes of the Statements of Cash Flows, all highly liquid marketable securities that have a maturity at purchase of three months or less and money market mutual funds are considered to be cash equivalents.

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        For financial reporting purposes, net income (loss) was allocated 1% to the General Partner and 99% to the Limited Partners. Net income (loss) per limited partnership unit was based upon the limited partnership units outstanding at the end of the period and the net income (loss) allocated to the Limited Partners.

        Cash distributions per limited partnership unit were $16.00 during 1997, $104.56 during 1996, and $16.00 during 1995. The distributions of $16.00, $13.00 and $16.00 per limited partnership unit paid during the years ended December 31, 1997, 1996 and 1995, respectively, were based on the limited partnership units outstanding at each quarter end and the cash distributions allocated to Limited Partners. The additional distribution of $91.56 per limited partnership unit that was paid in March 1996 was based on the limited partnership units outstanding at January 31, 1996, the date of the mortgage loan payoff. See note 4.


                                                                     (Continued)

                      USAA REAL ESTATE INCOME INVESTMENTS I
                               LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS


2.      Partnership Agreement

        As part of the merger with the Trust, the Partnership Agreement was amended to permit the dissolution of the Partnership. Pursuant to the terms of the Partnership Agreement existing prior to the merger, all net cash flows were distributed in the ratio of 1% to the General Partner and 99% to the Limited Partners within 60 days after the close of each fiscal quarter. Generally, net taxable income or losses not arising from the sale or refinancing of properties of the Partnership was allocated 99% to the Limited Partners and 1% to the General Partner.

        Residual proceeds were allocated first to the Limited Partners until the Limited Partners received an amount equal to their adjusted capital contributions plus an amount which when added to all prior distributions to Limited Partners equaled a 9% per annum cumulative return on their adjusted capital contributions; second, to all Partners, in an amount equal to their respective positive capital account balances to the extent such balances exceeded the amounts provided for in the preceding clauses; third, in the case of any sale of a property, a real estate brokerage commission to the Advisor as provided in the Partnership Agreement; and fourth, the balance, 90% to the Limited Partners and 10% to the General Partner.

        Generally, all items of income, gain, loss, deduction and credit from operations were allocated 99% to the Limited Partners and 1% to the General Partner. Net taxable gain or loss from the sale or other disposition of a property was allocated as described in the Partnership Agreement.

3.      Rental Properties

        Rental properties at December 31 consisted of the following:

                                      1997              1996
                                  ------------      ------------
Buildings and improvements        $ 13,732,388        13,710,277
Land                                 2,282,163         2,282,163
                                  ------------      ------------
                                    16,014,551        15,992,440
Less accumulated depreciation       (6,612,680)       (6,027,757)
                                  ------------      ------------
                                  $  9,401,871         9,964,683
                                  ============      ============


                                                                     (Continued)

                      USAA REAL ESTATE INCOME INVESTMENTS I
                               LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS


4.    Mortgage Loan Receivable from Affiliate

      On January 31, 1986, the Partnership funded a first mortgage loan in the amount of $5,440,000 with interest at 10% due January 31, 1996 to Plaza on the Lake Investors, Ltd. USAA Real Estate Company, the parent of the General Partner, held a second mortgage note on Plaza on the Lake. On February 9, 1987, as allowed in the loan documents, upon default of the borrower, USAA Real Estate Company accepted a deed on the property effective January 1, 1987, and replaced Plaza on the Lake Investors, Ltd. as the borrower on the first lien held by the Partnership. All terms and conditions contained in the original documents remained as originally written.

      On January 31, 1996, in accordance with the terms of the mortgage loan agreement between USAA Real Estate Income Investments I Limited Partnership and USAA Real Estate Company, the principal balance of the $5,440,000 mortgage loan receivable was received by the Partnership and the underlying note paid in full. Approximately $5,000,000 of the proceeds from the loan payoff, or $91.56 per Limited Partnership unit, was distributed to the Limited Partners during the first quarter of 1996.

      In addition to the interest income, the Partnership received 3.2% of the gross revenues of the property through year six and 3.84% in years seven through ten. The Partnership recorded interest income on the mortgage loan receivable of $52,124 and $612,757, which includes $5,921 and $68,757 in participation income, for the years ended December 31, 1996 and 1995, respectively.

      The following is summarized financial information for the year ended December 31, 1995 for Plaza on the Lake, the underlying property of the mortgage loan receivable.

                                                               1995
                                                           -----------
     Rental income                                         $ 1,594,840
     Net loss                                                  (77,393)
     Net rental property at period end                       7,659,893
     Total assets at period end                              8,169,336
     Mortgage payable at period end                          5,440,000
     Total liabilities at period end                       $ 5,782,150



      Financial information for Plaza on the Lake for fiscal years 1997 and 1996 is not included as the mortgage loan receivable was paid in full in January 1996.



                                                                     (Continued)

                      USAA REAL ESTATE INCOME INVESTMENTS I
                               LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS


5.    Minimum Future Rentals

      Operating leases with tenants have remaining terms from one to eleven years. Minimum future rentals are cash payments to be received under non-cancelable leases over the lease terms and do not necessarily represent rental income under generally accepted accounting principles. Rental income reported in the Statements of Income is recognized under the operating method, whereby aggregate rentals are reported as income on the straight-line basis over the life of the lease. Approximate minimum future rentals are as follows:

           1998                                              $   1,233,000
           1999                                                  1,129,000
           2000                                                    425,000
           2001                                                    266,000
           2002                                                    255,000
           Thereafter                                              852,000
                                                             -------------
                                                             $   4,160,000
                                                             =============

6.    Transactions With Affiliates

      USAA Real Estate Company (as the Advisor) received real estate brokerage commissions of up to 1% of the aggregate selling prices of properties sold, management fees of up to 4% of gross revenues from operations or 9% of the Partnership's adjusted cash flow, and an annual mortgage servicing fee of up to 1/4 of 1% of amounts funded by the Partnership in mortgage loans which are serviced by the Advisor.

      Through January 1995, a portion of the Partnership's working capital reserve and other available funds were invested in USAA Mutual Fund, Inc., an affiliate of the General Partner, and earned interest thereon at market rates.

      Quorum Real Estate Services Corporation (also known as USAA Realty Company), an affiliate of the General Partner, received fees of up to 6% of the cash receipts of Partnership properties for managing and providing leasing services for the properties.


                                                                     (Continued)

                      USAA REAL ESTATE INCOME INVESTMENTS I
                               LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS



6.    Transactions With Affiliates, continued

      A summary of transactions with affiliates follows:


                                                                                                 Mortgage
                     Reimbursement        Interest            Management          Lease         Servicing
                     of Expenses (1)       Income                Fees           Commissions        Fees             Total
                     --------------       ---------           ----------        -----------     ---------           -----
USAA Mutual Fund, Inc.:

1997                     $     --                --                 --                --                --                --
1996                           --                --                 --                --                --                --
1995                           --               (18)                --                --                --               (18)

USAA Real Estate Company:
1997                      123,585                --             68,355                --                --           191,940
1996                      117,027           (52,124)            67,893                --             1,115           133,911
1995                      112,413          (612,757)            77,791                --            13,600          (408,953)

Quorum Real Estate
  Services Corporation:
1997                       57,191                --             51,246            18,448                --           126,885
1996                       60,609                --             48,992            17,282                --           126,883
1995                       19,550                --             40,089            16,273                --            75,912

       (1) Reimbursement of expenses represents amounts paid or accrued as reimbursement of expenses incurred on behalf of the Partnership at actual cost and does not include any mark-up or items normally considered as overhead.

7.    Major Customer Information

      During the years ended December 31, 1997, 1996 and 1995, the Partnership recorded rental income of approximately $533,112, $493,000 and $414,000, respectively, from a major tenant in the computer industry. This income represented approximately 31%, 35% and 37% of total rental income for 1997, 1996 and 1995, respectively.

8.    Fair Value of Financial Instruments

      The carrying amount of cash and cash equivalents, accounts payable and accrued expenses and other liabilities approximates fair value because of the short-term nature of these instruments.


                                                                     (Continued)

                      USAA REAL ESTATE INCOME INVESTMENTS I
                               LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS



9.       Subsequent Events

         Subsequent to year-end, the limited partners of USAA Real Estate Income Investments I Limited Partnership, USAA Real Estate Income Investments II Limited Partnership, USAA Income Properties III Limited Partnership and USAA Income Properties IV Limited Partnership (collectively, the "RELPs") approved the merger of the RELPs with and into the Trust effective as of December 31, 1997.

         According to the Merger Agreement, the Trust will issue an aggregate of 4,412,829 shares of beneficial interest at $13.125 per share (for a total value of $57,918,385) in exchange for the limited partnership interests in the RELPs. The number of Shares to be issued to each RELP will be equal to the net asset value for each RELP (as agreed by the Trust and each RELP) divided by $13.125. Each Partnership unit will be exchanged for 15.90 shares of the Trust.

         The accompanying financial statements do not include any adjustments relating to the merger.

                          INDEPENDENT AUDITORS' REPORT

The Partners
USAA Real Estate Income Investments II Limited Partnership

     We have audited the accompanying balance sheets of USAA Real Estate Income Investments II Limited Partnership as of June 30, 1997 and 1996 and the related statements of income, partners' equity, and cash flows for each of the years in the three-year period ended June 30, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USAA Real Estate Income Investments II Limited Partnership as of June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 1997, in conformity with generally accepted accounting principles.

                                                /s/ KPMG PEAT MARWICK LLP
                                            ------------------------------------
                                            KPMG PEAT MARWICK LLP

San Antonio, Texas
July 25, 1997, except
for Note 10 as to which
the date is August 20, 1997

                     USAA REAL ESTATE INCOME INVESTMENTS II
                              LIMITED PARTNERSHIP

                                 BALANCE SHEETS
                             JUNE 30, 1997 AND 1996

                                     ASSETS

                                                                 1997           1996
                                                              -----------    -----------
Rental properties, net (note 3).............................  $ 9,177,883    $ 9,493,829
Investment in joint venture (note 4)........................    2,139,009      2,147,966
Temporary investments, at cost which approximates market
  value --
  Money market fund.........................................      848,892        804,821
Cash........................................................       33,288         30,737
                                                              -----------    -----------
  Cash and cash equivalents.................................      882,180        835,558
Deferred charges and other assets...........................      333,315        230,824
                                                              -----------    -----------
                                                              $12,532,387    $12,708,177
                                                              ===========    ===========

                            LIABILITIES AND PARTNERS' EQUITY

Accounts payable, including amounts due to affiliates of
  $6,722 and $7,981.........................................  $    16,822    $   113,426
Accrued expenses and other liabilities......................      129,354        172,579
                                                              -----------    -----------
          Total liabilities.................................      146,176        286,005
                                                              -----------    -----------
Partners' equity:
  General Partner:
     Capital contribution...................................        1,000          1,000
     Cumulative net income..................................      779,387        677,435
     Cumulative distributions...............................     (816,492)      (710,943)
                                                              -----------    -----------
                                                                  (36,105)       (32,508)
                                                              -----------    -----------
  Limited Partners (27,141 interests):
     Capital contributions, net of offering costs...........   12,756,270     12,756,270
     Cumulative net income..................................    7,014,471      6,096,899
     Cumulative distributions...............................   (7,348,425)    (6,398,489)
                                                              -----------    -----------
                                                               12,422,316     12,454,680
                                                              -----------    -----------
          Total Partners' equity............................   12,386,211     12,422,172
                                                              -----------    -----------
                                                              $12,532,387    $12,708,177
                                                              ===========    ===========

                See accompanying notes to financial statements.

                     USAA REAL ESTATE INCOME INVESTMENTS II
                              LIMITED PARTNERSHIP

                              STATEMENTS OF INCOME
                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995

                                                            1997          1996          1995
                                                         ----------    ----------    ----------
INCOME
Rental income (notes 5 and 7)..........................  $1,403,483    $1,210,320    $1,130,023
Equity in earnings of joint venture (note 4)...........     151,093       147,059       153,787
Interest income, $316 to affiliate in 1995 (note 6)....      38,954        74,952        98,629
                                                         ----------    ----------    ----------
          Total income.................................   1,593,530     1,432,331     1,382,439
                                                         ----------    ----------    ----------
EXPENSES
Direct expenses, $15,751, $15,126 and $15,122 to
  affiliated (note 6)..................................      96,681        91,298       107,583
Depreciation...........................................     315,104       262,935       239,039
General and administrative, $118,196, $83,473 and
  $89,155 to affiliates (note 6).......................     162,221       131,642       164,260
                                                         ----------    ----------    ----------
Total expenses.........................................  $  574,006    $  485,875    $  510,882
                                                         ----------    ----------    ----------
Net income.............................................  $1,019,524    $  946,456    $  871,557
                                                         ==========    ==========    ==========
Net income per limited partnership unit................  $    33.81    $    31.38    $    28.90
                                                         ==========    ==========    ==========

                See accompanying notes to financial statements.

                     USAA REAL ESTATE INCOME INVESTMENTS II
                              LIMITED PARTNERSHIP

                         STATEMENTS OF PARTNERS' EQUITY
                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995

                                                        GENERAL       LIMITED
                                                        PARTNER      PARTNERS         TOTAL
                                                       ---------    -----------    -----------
Balances at June 30, 1994............................  $ (29,601)   $12,480,855    $12,451,254
  Net income.........................................     87,156        784,401        871,557
  Cash distributions.................................   (100,271)      (902,438)    (1,002,709)
                                                       ---------    -----------    -----------
Balances at June 30, 1995............................    (42,716)    12,362,818     12,320,102
  Net income.........................................     94,646        851,810        946,456
  Cash distributions.................................    (84,438)      (759,948)      (844,386)
                                                       ---------    -----------    -----------
Balances at June 30, 1996............................    (32,508)    12,454,680     12,422,172
  Net income.........................................    101,952        917,572      1,019,524
  Cash distributions.................................   (105,549)      (949,936)    (1,055,485)
                                                       ---------    -----------    -----------
Balances at June 30, 1997............................  $ (36,105)   $12,422,316    $12,386,211
                                                       =========    ===========    ===========

                See accompanying notes to financial statements.

                     USAA REAL ESTATE INCOME INVESTMENTS II
                              LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995

                                                         1997           1996           1995
                                                      -----------    -----------    -----------
Cash flows from operating activities:
  Net income........................................  $ 1,019,524    $   946,456    $   871,557
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation...................................      315,104        262,935        239,039
     Amortization...................................        2,528          2,528          2,528
     Earnings from joint venture....................     (151,093)      (147,059)      (153,787)
     Distributions from joint venture...............      160,050        189,150        185,513
     Decrease in accounts receivable................           --          6,000          9,000
     (Increase) decrease in deferred charges and
       other assets.................................     (105,019)        (2,235)        49,024
     (Decrease) increase in accounts payable,
       accrued expenses and other liabilities.......     (139,829)       111,621         47,737
     Other adjustments..............................          842             --             --
                                                      -----------    -----------    -----------
       Cash provided by operating activities........    1,102,107      1,369,396      1,250,611
                                                      -----------    -----------    -----------
Cash flows used in investing activities --
  Additions to rental properties....................           --     (1,696,823)       (64,685)
Cash flows used in financing activities --
  Distributions to partners.........................   (1,055,485)      (844,386)    (1,002,709)
                                                      -----------    -----------    -----------
Net increase (decrease) in cash and cash
  equivalents.......................................       46,622     (1,171,813)       183,217
Cash and cash equivalents at beginning of period....      835,558      2,007,371      1,824,154
                                                      -----------    -----------    -----------
Cash and cash equivalents at end of period..........  $   882,180    $   835,558    $ 2,007,371
                                                      ===========    ===========    ===========

                See accompanying notes to financial statements.

           USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1997, 1996 AND 1995

1. ORGANIZATION, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER

     USAA Real Estate Income Investments II Limited Partnership is engaged solely in the business of real estate investment; therefore, presentation of information about industry segments is not applicable.

     The Partnership owns industrial buildings in Lakeland, Florida and Elk Grove Village, Illinois and an equity investment in an office building in Arlington, Virginia.

     The General Partner, USAA Investors II, Inc., is a wholly-owned subsidiary of USAA Real Estate Company, which is a wholly-owned subsidiary of USAA Capital Corporation, which is a wholly-owned subsidiary of United Services Automobile Association (USAA).

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Rental properties are valued at cost. The carrying amount of a property is not changed for temporary fluctuations in value unless the carrying value is believed to be permanently impaired. In 1995, the Partnership adopted the provisions of Financial Accounting Standards Board Statement No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("Statement 121"). Statement 121 provides guidance for determining impairment of long-lived assets utilizing undiscounted future cash flows. The assessment for and measurement of impairment is based upon the undiscounted cash flows and fair value, respectively, of the individual properties. Based on the provisions of Statement 121, the Partnership's long-lived assets, real estate and improvements are not considered impaired. The adoption of this Statement had no financial statement impact.

     The Partnership's investment in Combined Capital Resources Joint Venture is accounted for on the equity method. The Partnership has a 7.275% interest and USAA Real Estate Equities, Inc. has a 92.725% interest. Both partners have joint control of the joint venture.

     For purposes of the Statement of Cash Flows, all highly liquid marketable securities that have a maturity at purchase of three months or less and money market mutual funds are considered to be cash equivalents. Depreciation is provided over the estimated useful lives of the properties using the straight-line method. The estimated lives of the buildings and improvements are 30 years (31.5 years for Federal income tax purposes).

     Acquisition fees related to the investment in joint venture are being amortized over the remaining life of the building (note 4).

     Rental income is recognized under the operating method, whereby aggregate rentals are reported on the straight-line basis over the life of the lease. Rental income recognized was $104,047 and $2,185 more than the amount per lease agreements for the years ended June 30, 1997 and 1996, respectively. Rental income recognized was $48,746 less than the amount per lease agreements for the year ended June 30, 1995.

     Deferred charges consisted primarily of deferred rent resulting from recognition of income as required by generally accepted accounting principles.

     No provision or credit for income taxes has been made, as the liability for such taxes is that of the Partners rather than the Partnership. The Partnership files its tax return each calendar year on an accrual basis.

           USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP

     For financial reporting purposes, net income is allocated 10% to the General Partner and 90% to the Limited Partners. Net income per limited partnership interest is based upon the limited partnership interests outstanding at the end of the period and net income allocated to the Limited Partners.

     Cash distributions per limited partnership interest were $35.00 for the year ended June 30, 1997, $28.00 for the year ended June 30, 1996 and $33.25 for the year ended June 30, 1995 and were based on the limited partnership interests outstanding at each quarter end and the cash distributions allocated to Limited Partners.

     Certain 1996 and 1995 balances have been reclassified to conform to the 1997 presentation.

2. PARTNERSHIP AGREEMENT

     Pursuant to the terms of the Partnership Agreement, Net Cash from Operations shall be allocated and paid 10% to the General Partner and 90% to the Limited Partners. Any Net Cash from Operations received by a Limited Partner shall count toward his 6% cumulative Preferred Return (10% as to that portion of Partnership funds invested in mortgage loans), as defined in the Partnership Agreement. Net Proceeds from Sales or Refinancings shall be allocated and paid 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been returned their Original Invested Capital plus their Preferred Return. Second, Net Proceeds from Sales or Refinancings shall be allocated and paid to the General Partner in payment of any unpaid Subordinated Disposition Fee. Third, Net Proceeds from Sales or Refinancings shall be allocated and paid 90% to the Limited Partners and 10% to the General Partner.

     Generally, all items of income, gain, loss, deduction and credit from operations will be allocated 90% to the Limited Partners and 10% to the General Partner. Net gain or net loss from the sale or other disposition of a Property shall be allocated as described in the Partnership Agreement.

3. RENTAL PROPERTIES

     Rental properties at June 30 consisted of the following:

                                                       1997           1996
                                                    -----------    -----------
Buildings and improvements........................  $ 8,913,171    $ 8,914,013
Land..............................................    2,276,850      2,276,850
                                                    -----------    -----------
                                                     11,190,021     11,190,863
Less accumulated depreciation.....................   (2,012,138)    (1,697,034)
                                                    -----------    -----------
                                                    $ 9,177,883    $ 9,493,829
                                                    ===========    ===========

4. INVESTMENT IN JOINT VENTURE

     On September 28, 1988, the Partnership entered into the Combined Capital Resources Joint Venture (the joint venture) with USAA Real Estate Company ("REALCO"), an affiliate of the General Partner, for the ownership and operation of income-producing properties and participating first mortgage loans. The joint venture was structured in a manner which granted joint control of the joint venture to both partners, but which gave REALCO the responsibility of conducting the ordinary and usual day-to-day management of the joint venture property.

     The initial joint venture investment was a participating first mortgage on the Sequoia Plaza I in an amount of $30,927,000 which was originally extended by REALCO on May 23, 1988. On June 30, 1989, the Partnership invested $2,250,000 in this participating first mortgage which was paid directly to REALCO with the understanding that such sum would be the Partnership's capital contribution to the joint venture and would reduce REALCO's contribution. As a result, REALCO's contribution became $28,677,000. REALCO's joint venture interest is 92.725% and the Partnership's joint venture interest is 7.275%.

           USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP

     On March 27, 1990, REALCO sold its joint venture interest to USAA Real Estate Equities, Inc., a real estate investment trust, which is majority-owned by REALCO. All other terms and conditions contained in the joint venture agreement remained as originally written and amended.

     On August 20, 1991, the Combined Capital Resources Joint Venture acquired the underlying mortgaged property through foreclosure. This transaction converted the joint venture's investment from a mortgage loan to real property. As the fair value of the asset approximated the mortgage loan and other receivables, no loss was recorded on this transaction. This event did not have a material negative impact on the Partnership's cash flow but has reduced the equity in earnings from the joint venture due to depreciation expense on the property.

     The following is the unaudited summary financial information for the Combined Capital Resources Joint Venture as of June 30, 1997 and 1996 and for the three years ended June 30, 1997.

                                                               1997           1996
                                                            -----------    -----------
                                        ASSETS
Cash......................................................  $   474,762    $   487,379
Property, net.............................................   26,888,892     27,501,449
Other receivables.........................................       21,500        123,058
Deferred rent and other assets, net.......................    2,046,589      1,766,585
                                                            -----------    -----------
                                                            $29,431,743    $29,878,471
                                                            ===========    ===========
                                LIABILITIES AND EQUITY
Accounts Payable..........................................  $    27,975    $    54,276
                                                            -----------    -----------
Equity:
  USAA Real Estate Equities, Inc..........................   27,264,759     27,676,229
  USAA Real Estate Income Investments II Limited
     Partnership..........................................    2,139,009      2,147,966
                                                            -----------    -----------
          Total equity....................................   29,403,768     29,824,195
                                                            -----------    -----------
                                                            $29,431,743    $29,878,471
                                                            ===========    ===========

                                   OPERATIONS

                                                    1997          1996          1995
                                                 ----------    ----------    ----------
Revenues(a)....................................  $4,023,186    $3,946,260    $4,068,973
Operating expenses.............................    (921,397)     (939,074)     (971,684)
Other expenses.................................    (244,192)     (225,152)     (218,975)
Depreciation...................................    (780,718)     (760,608)     (764,227)
                                                 ----------    ----------    ----------
  Net income...................................  $2,076,879    $2,021,426    $2,114,087
                                                 ==========    ==========    ==========
EQUITY IN NET INCOME:
  USAA Real Estate Equities, Inc...............  $1,925,786    $1,874,367    $1,960,300
  USAA Real Estate Income Investments II
     Limited Partnership.......................     151,093       147,059       153,787
                                                 ----------    ----------    ----------
                                                 $2,076,879    $2,021,426    $2,114,087
                                                 ==========    ==========    ==========
CASH DISTRIBUTIONS:
  USAA Real Estate Equities, Inc...............  $2,039,950    $2,410,850    $2,364,487
  USAA Real Estate Income Investments II
     Limited Partnership.......................     160,050       189,150       185,513
                                                 ----------    ----------    ----------
                                                 $2,200,000    $2,600,000    $2,550,000
                                                 ==========    ==========    ==========

---------------
(a) For the years ended June 30, 1997, 1996 and 1995, the joint venture recorded $3,560,658 of revenue from a single tenant which represented 89%, 90% and 88%, respectively, of total revenue.

5. MINIMUM FUTURE RENTALS

     Minimum future rentals are cash payments to be received under non-cancelable leases over the lease terms and do not necessarily represent rental income under generally accepted accounting principles. Rental

           USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP income reported in the Statements of Income is recognized under the operating method, whereby aggregate rentals are reported as income over the life of the lease. The Partnership's rental properties are leased for two to fourteen years under triple-net leases whereby the tenants pay all operating expenses. Approximate minimum future rentals are as follows:

1998............................................  $ 1,208,000
1999............................................    1,208,000
2000............................................      754,000
2001............................................      784,000
2002............................................      854,000
Thereafter......................................    8,023,000
                                                  -----------
                                                  $12,831,000
                                                  ===========

     For the years ended June 30, 1997, 1996 and 1995, the Partnership received $113,467, $101,239 and $88,139, respectively of contingent rental income.

6. TRANSACTIONS WITH AFFILIATES

     USAA Investors II, Inc. (the General Partner) may receive, in the aggregate, property acquisition fees and loan origination and commitment fees of up to 5% of the gross offering proceeds; real estate brokerage commissions of up to 2% of the selling prices of properties sold; 10% of all distributions of Net Cash from Operations and an annual mortgage servicing fee of up to 1/4 of 1% of amounts funded by the Partnership in mortgage loans which are serviced by the General Partner.

     Through January 1995, the Partnership had funds invested in USAA Mutual Fund, Inc. and earned interest thereon at market rates.

     Quorum Real Estate Services Corporation (also known as USAA Realty Company), an affiliate of the General Partner, provides property management and leasing services for the properties and may receive a fee up to 6% of property cash receipts for those services.

     A summary of transactions with affiliates follows for the three years ended June 30, 1997, 1996 and 1995:

                                       REIMBURSEMENT    MANAGEMENT      LEASE      INTEREST
                                       OF EXPENSES(1)      FEES      COMMISSIONS    INCOME     TOTAL
                                       --------------   ----------   -----------   --------   -------
USAA Mutual Fund, Inc.:
  1997...............................     $    --        $    --       $    --      $  --     $    --
  1996...............................          --             --            --         --          --
  1995...............................          --             --            --       (316)       (316)

USAA Real Estate Company:
  1997...............................      78,288             --            --         --      78,288
  1996...............................      71,029             --            --         --      71,029
  1995...............................      89,155             --            --         --      89,155

Quorum Real Estate Services
  Corporation:
  1997...............................       3,255         12,496        39,908         --      55,659
  1996...............................       3,016         12,110        12,444         --      27,570
  1995...............................       2,823         12,299            --         --      15,122

---------------

(1) Reimbursement of expenses represents amounts paid or accrued as reimbursement of expenses incurred on behalf of the Partnership at actual cost and does not include any mark-up or items normally considered as overhead.

           USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP

7. MAJOR CUSTOMER INFORMATION

     The Partnership owns two single-tenant industrial complexes. The lease agreements between the Partnership and these tenants (a manufacturer in the packaging industry and a manufacturer of business forms) are absolute triple net lease arrangements whereby the lessee is required to make all payments for expenses related to the use and occupation of the leased premises including real estate taxes and assessments, property and liability insurance, repairs and maintenance, utilities and other operating costs associated with the property. Accordingly, net operating income for 1997, 1996 and 1995 reflects only rental income and excludes all expenses directly related to the operations of the properties as payments for such expenses are made directly by the respective lessees.

     For the years ended June 30, 1997, 1996 and 1995, the Partnership recorded $547,220, $532,581 and $536,194 of rental income from a single tenant, a manufacturer of business forms, which represents 39%, 44% and 47%, respectively of total rental income.

     For the years ended June 30, 1997, 1996 and 1995, the Partnership recorded $856,263, $677,739 and $593,829 of rental income from this single tenant which represented 61%, 56% and 53%, respectively of total rental income.

     Continental Plastic Containers, Inc. ("CPC") is the single tenant at the Continental Plastic Buildings in Elk Grove Village, Illinois. CPC is a manufacturer in the packaging industry and a wholly-owned subsidiary of Plastic Containers, Inc. ("PCI"). PCI is the corporate guarantor for the lease between the Partnership and CPC. PCI is a public company currently filing periodic reports with the Securities Exchange Commission. The following is the summary financial information for CPC as of December 31, 1996 and 1995 and for the three years ended December 31, 1996.

                      CONTINENTAL PLASTIC CONTAINERS, INC.
                        SUMMARIZED FINANCIAL INFORMATION

                                                                      DECEMBER 31,
                                                              ----------------------------
                                                                  1996            1995
                                                              ------------    ------------
ASSETS
  Cash and cash equivalents.................................  $ 10,522,000    $         --
  Investment securities.....................................     1,000,000              --
  Property, net.............................................    98,778,000     137,637,000
  Other receivables, net....................................    27,029,000      32,673,000
  Inventories...............................................    18,727,000      19,317,000
  Other assets, net.........................................    42,999,000      23,677,000
                                                              ------------    ------------
                                                              $199,055,000    $213,304,000
                                                              ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities.......................................  $ 38,838,000    $ 57,319,000
  Long-term obligations.....................................   129,002,000     105,212,000
  Other liabilities.........................................    23,155,000      19,417,000
                                                              ------------    ------------
          Total liabilities.................................   190,995,000     181,948,000
  Stockholders' Equity......................................     8,060,000      31,356,000
                                                              ------------    ------------
          Total liabilities and stockholders' equity........  $199,055,000    $213,304,000
                                                              ============    ============

           USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP

                                                                  1996            1995
                                                              ------------    ------------
OPERATIONS
  Net sales.................................................  $262,200,000    $271,088,000
  Cost of goods sold........................................  (219,210,000)   (231,845,000)
  Other income (expenses)...................................   (48,525,000)    (41,950,000)
  Income tax benefit........................................     1,896,000       2,526,000
  Extraordinary item -- loss on early extinguishment of
     debt...................................................    (7,305,000)       (230,000)
  Cumulative effect of accounting change....................            --              --
                                                              ------------    ------------
          Net loss..........................................  $(10,944,000)   $   (411,000)
                                                              ============    ============

     For the years ended June 30, 1997, 1996 and 1995, the Partnership recorded $856,263, $677,739 and $593,829 of rental income from this single tenant which represented 61%, 56% and 53%, respectively of total rental income.

8. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents, accounts payable and accrued expenses and other liabilities approximate fair value because of the short-term nature of these instruments.

9. PROPOSED MERGER TRANSACTION

     On June 10, 1997, the Partnership signed a letter of intent with American Industrial Properties REIT [NYSE: IND] (the "Trust") contemplating the merger of four real estate limited partnerships, including the Partnership, into the Trust. The four real estate limited partnerships are USAA Real Estate Income Investments I Limited Partnership, USAA Real Estate Income Investments II Limited Partnership, USAA Income Properties III Limited Partnership and USAA Income Properties IV Limited Partnership (collectively, the "RELPs"). Each of the RELPs is affiliated with USAA Real Estate Company, which currently owns approximately 13.66% of the outstanding shares of the Trust.

     On July 7, 1997, the Trust signed definitive merger agreements with each of the RELPs pursuant to which the RELPs will be merged into the Trust (the "Merger"). According to the Merger Agreement, the Trust will issue an aggregate of 4,412,829 shares of beneficial interest at $13.125 per share (for a total value of $57,918,385) in exchange for the limited partnership interests in the RELPs. The number of Shares to be issued to each RELP will be equal to the net asset value for each RELP (as agreed by the Trust and each RELP) divided by $13.125. The number of Shares to be received by a Limited Partner in each RELP will be computed in accordance with such partner's percentage interest in the RELP. The general partner of each RELP has waived any right it may have to receive Shares to which it may be entitled in exchange for its general partnership interest.

     The Merger, which has been approved by the Trust's Board of Trust Managers and the Board of Directors of each of the general partners of the RELPs, is subject to due diligence by both parties and certain other conditions, including approval by the shareholders of the Trust and the limited partners of each of the RELPs. Accordingly, there can be no assurance that the mergers will ultimately be consummated. The Merger is a taxable transaction to the partners in the RELPs and will be subject to the completion of a joint proxy statement/prospectus filed on Form S-4 with the Securities and Exchange Commission. No date has been scheduled for the shareholder meeting for the Trust or limited partner meetings for each of the RELPs to vote on the proposed transaction. Prudential Securities Inc., on behalf of the Trust, and Houlihan Lokey Howard & Zukin on behalf of the RELPs, have rendered opinions to their respective parties that the transaction is fair from a financial point of view.

           USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP

     The Partnership has a 7.275% interest in the Combined Capital Resources Joint Venture (the "joint venture"), the owner of Sequoia Plaza I. The joint venture interest will not be included in the Merger but will be purchased by USAA Real Estate Company ("Realco") or an affiliate of Realco for $2.25 million if the Merger is approved by the Limited Partners of the Partnership. This purchase price was determined using the January 1, 1997 external appraisal of Sequoia Plaza I at a total value of $29.7 million and adjusted by an appreciation factor.

10. SUBSEQUENT EVENT

     On August 20, 1997, a purported class action lawsuit (the "Lawsuit"), which was filed in the Superior Court of the State of Arizona, was served upon USAA Real Estate Company, USAA Properties I, Inc. ("RELP GP I"), USAA Properties II, Inc. ("RELP GP II"), USAA Properties III, Inc. ("RELP GP III"), USAA Properties IV, Inc. ("RELP GP IV", together with RELP GP I, RELP GP II and RELP GP III, the "RELP GPs"), certain other affiliated entities and the individual members of the boards of directors of each of the RELP GPs. The Trust was also named as a defendant. The suit alleges among other things, breaches of fiduciary duty in connection with the transactions contemplated by merger agreements entered into by USAA Real Estate Income Investments I Limited Partnership, USAA Real Estate Income Investments II Limited Partnership, USAA Income Properties III Limited Partnership and USAA Income Properties IV Limited Partnership (collectively the "RELPS") and the Trust, dated as of June 30, 1997, whereby each RELP would be merged with and into the Trust (collectively, the "Merger").

     The Lawsuit seeks, among other things, to enjoin the consummation of the Merger and damages, including attorneys' fees and expenses. The defendants believe that the plaintiffs' claims are without merit and intend to defend vigorously against the Lawsuit.

           USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP

                             CONDENSED BALANCE SHEET

                                DECEMBER 31, 1997
                                    UNAUDITED

ASSETS
Rental properties, net (note 2)                                           $  9,020,332
Investment in joint venture                                                  2,093,133
Temporary investments, at cost which approximates market value -
     Money market fund                                                         934,077
Cash                                                                            85,152
                                                                          ------------
     Cash and cash equivalents                                               1,019,229
Accounts receivable                                                              1,031
Deferred charges and other assets                                              385,780
                                                                          ------------
                                                                          $ 12,519,505
                                                                          ============

LIABILITIES AND PARTNERS' EQUITY
Accounts payable, including amounts due to affiliates of $12,465          $     56,270
Accrued expenses and other liabilities                                         113,761
                                                                          ------------
              Total liabilities                                                170,031

Partners' equity:
     General Partner:
         Capital contribution                                                    1,000
         Cumulative net income                                                 828,487
         Cumulative distributions                                             (869,266)
                                                                          ------------
                                                                               (39,779)

     Limited Partners (27,141 interests):
         Capital contributions, net of offering costs                       12,756,270
         Cumulative net income                                               7,456,375
         Cumulative distributions                                           (7,823,392)
                                                                          ------------
                                                                            12,389,253
              Total Partners' equity                                        12,349,474
                                                                          $ 12,519,505
                                                                          ============

                  USAA INCOME PROPERTIES II LIMITED PARTNERSHIP

                          CONDENSED STATEMENT OF INCOME

                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1997
                                   (UNAUDITED)


INCOME
Rental income                                                       $691,699
Equity in earnings of joint venture                                   77,799
Interest income                                                       28,339
                                                                    --------
              Total income                                           797,837

EXPENSES
Direct expenses, $6,933 to affiliate (note 3)                         38,729
Depreciation                                                         157,551
General and administrative, $59,627 to affiliates (note 3)           110,553
                                                                    --------
              Total expenses                                         306,833

Net income                                                          $491,004
                                                                    ========

Net income per limited partnership interest                         $  16.28
                                                                    ========

           USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP

                        CONDENSED STATEMENT OF CASH FLOWS

                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1997
                                    UNAUDITED

Cash flows from operating activities:
     Net income                                                            $   491,004
         Adjustments to reconcile net income to net cash provided
           by operating activities:
              Depreciation                                                     157,551
              Amortization                                                       1,264
              Earnings from joint venture                                      (77,799)
              Distributions from joint venture                                 123,675
              Increase in accounts receivable                                   (1,031)
              Increase in deferred charges and other assets                    (53,729)
              Increase in accounts payable, accrued expenses
                 and other liabilities                                          23,855
              Cash provided by operating activities                            664,790

Cash flows used in financing activities -
     Distributions to partners                                                (527,741)
                                                                           -----------
Net decrease in cash and cash equivalents                                      137,049
Cash and cash equivalents at beginning of period                               882,180
                                                                           -----------
Cash and cash equivalents at end of period                                 $ 1,019,229
                                                                           ===========

                     USAA REAL ESTATE INCOME INVESTMENTS II
                               LIMITED PARTNERSHIP

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

                                DECEMBER 31, 1997
                                    UNAUDITED




   1.    Basis of Presentation

         The financial information of USAA Real Estate Income Investments II Limited Partnership (the Partnership) included in this interim report as of December 31, 1997 and for the six month period ended December 31, 1997 has been prepared by management without audit by independent certified public accountants who do not express an opinion thereon. Reference is made to the financial statements in the Annual Report filed as part of the Form 10-K for the Partnership for the year ended June 30, 1997 with respect to significant accounting and reporting policies as well as to other pertinent information concerning the Partnership.

         Information furnished in this report reflects all normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the period presented. Further, the operating results presented for this interim period are not necessarily indicative of future results.

         Subsequent to year-end, the Partnership approved a merger with and into the American Industrial Properties REIT (Trust) effective December 31, 1997. As part of the merger, the Partnership Agreement was amended. The accompanying condensed financial statements do not include any adjustments related to this merger. See Note 4.

2.       Rental Properties

         Rental properties at December 31, 1997 consisted of the following:

Buildings and improvements             $  8,913,170
Land                                      2,276,850
                                       ------------
                                         11,190,020
Less accumulated depreciation            (2,169,688)
                                       ------------
                                       $  9,020,332
                                       ============


                                                                     (Continued)

                     USAA REAL ESTATE INCOME INVESTMENTS II
                               LIMITED PARTNERSHIP

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

                                DECEMBER 31, 1997
                                    UNAUDITED




3.       Transactions with Affiliates

         A summary of transactions with affiliates follows for the six months ended December 31, 1997:

                                                        Quorum
                                        USAA          Real Estate
                                      Real Estate      Services
                                       Company        Corporation
                                       -------        -----------
Reimbursement of expenses (a)          $39,995            1,060
Management fees                             --            5,873
Lease commissions                           --           19,632
                                       -------          -------
         Total                         $39,995           26,565
                                       =======          =======

        (a) Reimbursement of expenses represents amounts paid or accrued as reimbursement of expenses incurred on behalf of the partnership at actual cost and does not include any mark up or items normally considered as overhead.

4.       Subsequent Events

         Subsequent to year-end, the limited partners of USAA Real Estate Income Investments I Limited Partnership, USAA Real Estate Income Investments II Limited Partnership, USAA Income Properties III Limited Partnership and USAA Income Properties IV Limited Partnership (collectively, the "RELPs") approved the merger of the RELPs with and into the Trust effective as of December 31, 1997.

         According to the Merger Agreement, the Trust will issue an aggregate of 4,412,829 shares of beneficial interest at $13.125 per share (for a total value of $57,918,385) in exchange for the limited partnership interests in the RELPs. The number of Shares to be issued to each RELP will be equal to the net asset value for each RELP (as agreed by the Trust and each RELP) divided by $13.125. Each Partnership unit will be exchanged for 28.63 shares of the Trust.

         The accompanying financial statements do not include any adjustments resulting from the merger.

                          INDEPENDENT AUDITORS' REPORT



Trust Managers and Shareholders
American Industrial Properties REIT:

We have audited the accompanying consolidated balance sheets of USAA Income Properties III Limited Partnership (Partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' equity, and cash flows for each of the years in the three year period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USAA Income Properties III Limited Partnership at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1997, in conformity with generally accepted accounting principles.

As discussed in Note 10, subsequent to December 31, 1997, the Partners approved a merger with and into the American Industrial Properties REIT effective as of December 31, 1997. These financial statements do not include any adjustments related to the dissolution of the Partnership.



                                             /s/ KPMG PEAT MARWICK LLP
                                                 KPMG Peat Marwick LLP

San Antonio, Texas
February 9, 1998

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                                                  1997                   1996
                                                              ------------           ------------
ASSETS
Rental properties, net (notes 3 and 6)                        $ 43,369,098             39,262,249
Temporary investments, at cost which
    approximates market value -
    Money market fund                                            3,114,470              9,301,147
Cash                                                                82,988                118,000
                                                              ------------           ------------
        Cash and cash equivalents                                3,197,458              9,419,147
Accounts receivable, net of allowance for doubtful
    accounts of $90,000 in 1996                                    302,859                555,959
Deferred rent                                                    3,116,607              2,882,064
Deferred charges and other assets, at amortized cost             2,005,911              1,646,751
                                                              ------------           ------------
                                                              $ 51,991,933             53,766,170
                                                              ============           ============

LIABILITIES AND PARTNERS' EQUITY
Mortgages payable to affiliates (notes 6 and 7)               $ 26,000,000             26,000,000
Accounts payable, including amounts due
    to affiliates of $37,542 and $101,194                        1,060,324                414,274
Other deposits held                                                     --                 18,485
Accrued expenses and other liabilities                             629,182                326,166
                                                              ------------           ------------
        Total liabilities                                       27,689,506             26,758,925
                                                              ------------           ------------
Partners' equity:
    General Partner:
        Capital contribution                                         1,000                  1,000
        Cumulative net earnings                                     (3,052)                14,982
        Cumulative distributions                                  (278,214)              (269,199)
                                                              ------------           ------------
                                                                  (280,266)              (253,217)
                                                              ------------           ------------
    Limited Partners (111,549 units):
        Capital contributions, net of offering costs            52,428,030             52,428,030
        Cumulative net earnings                                   (302,196)             1,483,181
        Cumulative distributions                               (27,543,141)           (26,650,749)
                                                              ------------           ------------
                                                                24,582,693             27,260,462
                                                              ------------           ------------
        Total Partners' equity                                  24,302,427             27,007,245
                                                              ------------           ------------
                                                              $ 51,991,933             53,766,170
                                                              ============           ============





See accompanying notes to financial statements.

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                1997                 1996                 1995
                                                            -----------           -----------          -----------
INCOME
Rental income                                               $ 6,615,673             8,367,557           10,132,791
Gain on disposal of rental property                                  --               157,852                   --
Interest income, including $158,387 for 1997
     and $1,262 for 1995 to affiliate (note 7)                  373,093               592,123              648,218
                                                            -----------           -----------          -----------
Total income                                                  6,988,766             9,117,532           10,781,009
                                                            -----------           -----------          -----------

EXPENSES

Direct expenses, including $416,138, $149,322
$94,176 to affiliate (note 7)                                 3,716,921             1,471,616              704,015
Depreciation                                                  1,925,122             1,509,109            1,477,439
General and administrative, including $316,998,
     $230,958, and $185,309 to affiliates (note 7)              736,395               459,834              366,291
Management fee to affiliate (note 7)                             70,739                60,523              168,389
Interest, including $2,343,000, $2,105,667,
     and $2,420,902 to affiliate (note 7)                     2,343,000             2,336,385            2,766,034
                                                            -----------           -----------          -----------
Total expenses                                                8,792,177             5,837,467            5,482,168
                                                            -----------           -----------          -----------

Net income (loss)                                           $(1,803,411)            3,280,065            5,298,841
                                                            ===========           ===========          ===========

Net income (loss) per limited partnership unit              $    (16.01)                29.11                47.03
                                                            ===========           ===========          ===========



See accompanying notes to financial statements.

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP

                         STATEMENTS OF PARTNERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                         GENERAL              LIMITED
                                         PARTNER              PARTNERS               TOTAL
                                       -----------           -----------           -----------
Balances at December 31, 1994          $  (311,119)           21,528,184            21,217,065

Net income                                  52,988             5,245,853             5,298,841

Distributions                              (16,902)           (1,673,236)           (1,690,138)
                                       -----------           -----------           -----------

Balances at December 31, 1995             (275,033)           25,100,801            24,825,768

Net income                                  32,801             3,247,264             3,280,065

Distributions                              (10,985)           (1,087,603)           (1,098,588)
                                       -----------           -----------           -----------

Balances at December 31, 1996             (253,217)           27,260,462            27,007,245

Net loss                                   (18,034)           (1,785,377)           (1,803,411)

Distributions                               (9,015)             (892,392)             (901,407)
                                       -----------           -----------           -----------

Balances at December 31, 1997          $  (280,266)           24,582,693            24,302,427
                                       ===========           ===========           ===========




See accompanying notes to financial statements.

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                                 1997                  1996                   1995
                                                              -----------           -----------           -----------
Cash flows from operating activities:
Net income (loss)                                             $(1,803,411)            3,280,065             5,298,841
Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation                                               1,925,122             1,509,109             1,477,439
     Amortization                                                 273,555               105,325                84,471
     Decrease (increase) in accounts receivable                   253,100              (136,088)             (335,001)
     Increase in deferred charges and other assets               (867,258)             (573,994)             (334,751)
     Increase (decrease) in accounts payable,
         accrued expenses and other liabilities                   930,581            (2,977,932)            2,820,522
     Gain on disposal of rental property                               --              (157,852)                   --
     Loss on early retirement of fixed assets                          --                10,598                    --
     Other adjustments                                                 --                    --                 7,118
                                                              -----------           -----------           -----------

         Cash provided by operating activities                    711,689             1,059,231             9,018,639
                                                              -----------           -----------           -----------

Cash flows from investing activities:
     Additions to rental properties                            (6,031,971)           (1,718,757)                   --
     Proceeds from disposal of rental properties                       --               220,400                    --
                                                              -----------           -----------           -----------

         Cash used in investing activities                     (6,031,971)           (1,498,357)                   --
                                                              -----------           -----------           -----------

Cash flows from financing activities:
     Repayment of mortgages payable                                    --            (1,818,182)           (2,727,273)
     Distributions to partners                                   (901,407)           (1,098,588)           (1,690,138)
                                                              -----------           -----------           -----------

         Cash used in financing activities                       (901,407)           (2,916,770)           (4,417,411)
                                                              -----------           -----------           -----------

Net increase (decrease) in cash and cash equivalents           (6,221,689)           (3,355,896)            4,601,228

Cash and cash equivalents at beginning of year                  9,419,147            12,775,043             8,173,815
                                                              -----------           -----------           -----------

Cash and cash equivalents at end of year                      $ 3,197,458             9,419,147            12,775,043
                                                              ===========           ===========           ===========






See accompanying notes to financial statements.

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995




1.    Organization, Summary of Significant Accounting Policies and Other

      USAA Income Properties III Limited Partnership (Partnership) is engaged solely in the business of real estate investment; therefore, presentation of information about industry segments is not applicable. The General Partner, USAA Properties III, Inc., is a wholly-owned subsidiary of USAA Real Estate Company (Realco), which is a wholly-owned subsidiary of USAA Capital Corporation, which is a wholly-owned subsidiary of United Services Automobile Association (USAA).

      Subsequent to year-end, the Partnership approved a merger with and into the American Industrial Properties REIT (Trust) effective as of December 31, 1997. The accompanying financial statements do not include any adjustments related to this merger. See Note 10.

      The Partnership owns Curlew Crossing Shopping Center in Clearwater, Florida and office buildings in Phoenix, Arizona and Manhattan Beach, California. The Partnership's revenue is subject to changes in the economic environments of these areas.

      Rental properties are valued at cost. The carrying amount of a property is not changed for temporary fluctuations in value unless the carrying value is believed to be permanently impaired. In 1995, the Partnership adopted the provisions of Financial Accounting Standards Board Statement No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("Statement 121"). Statement 121 provides guidance for determining impairment of long-lived assets utilizing undiscounted future cash flows. The assessment for and measurement of impairment is based upon the undiscounted cash flows and fair value, respectively, of the individual properties. Based on the provisions of Statement 121, the Partnership's long-lived assets, real estate and improvements are not considered impaired. The adoption of Statement 121 had no financial statement impact.

      Depreciation is provided over the estimated useful lives of the properties using the straight-line method. The estimated useful lives of the buildings and improvements are 30 years (19 - 39 years for Federal income tax purposes).



                                                                     (Continued)

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS






1. Organization, Summary of Significant Accounting Policies and Other, continued

      Rental income is recognized under the operating method, whereby aggregate rentals are reported on a straight-line basis as income over the life of the lease. Rental income recognized was $234,543 more, $1,048,477 more and $874,036 more than the amount due per the lease agreements for the years ended December 31, 1997, 1996 and 1995, respectively. Deferred rent results from recognition of income as required by generally accepted accounting principles.

      A land lease receivable, arising from the sale of improvements at a rental property, was accounted for in accordance with generally accepted accounting principles, whereby the carrying amount of the receivable was reduced by a portion of the payment received on the ground lease.

      No provision or credit for income taxes has been made as the liability for such taxes is that of the Partners rather than the Partnership. The Partnership files its tax return on an accrual basis.

      For the purposes of the Statements of Cash Flows, all highly liquid marketable securities that have a maturity at purchase of three months or less, and money market mutual funds are considered to be cash equivalents.

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      For financial reporting purposes, net income (loss) is allocated 1% to the General Partner and 99% to the Limited Partners. Net income (loss) per limited partnership unit is based upon the limited partnership units outstanding at the end of each year and the net income (loss) allocated to the Limited Partners.

      Cash distributions per limited partnership unit were $8.00, $9.75, and $15.00 for the years ended December 31, 1997, 1996 and 1995, respectively, and were based on the limited partnership units outstanding at each quarter end and the cash distributions allocated to Limited Partners.

                                                                     (Continued)

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS



2.    Partnership Agreement

      As part of the merger with the Trust, the Partnership Agreement was amended to permit the dissolution of the Partnership. Pursuant to the terms of the Partnership Agreement existing prior to the merger, all Distributable Cash was distributed in the ratio of 1% to the General Partner and 99% to the Limited Partners within 60 days after the close of each fiscal quarter.

      Generally, net taxable income or losses not arising from the sale or refinancing of properties of the Partnership and Distributable Cash was allocated 99% to the Limited Partners and 1% to the General Partner. Cash Distributions from the sale or refinancing of property were allocated first to the Limited Partners until the Limited Partners received an amount equal to their adjusted capital contributions; second, to the Limited Partners until the Limited Partners received a cumulative amount from cash distributions from operations, sales or refinancings equal to 6% per annum of their adjusted capital contributions; third, to all Partners, in an amount equal to their respective positive capital account balances to the extent such balances exceeded the amounts provided for in the Partnership Agreement; and fourth, the balance, 90% to the Limited Partners and 10% to the General Partner.

      Generally, all items of income, gain, loss, deduction and credit from operations were allocated 99% to the Limited Partners and 1% to the General Partner. Net gain or net loss from the sale or other disposition of a property was allocated as described in the Partnership Agreement.

3.    Rental Properties

      Rental properties at December 31 consisted of the following:

                                            1997                   1996
                                       ------------           ------------
Buildings and improvements             $ 60,071,429             54,041,957
Land                                      8,972,896              8,970,396
                                       ------------           ------------
                                         69,044,325             63,012,353
Less accumulated depreciation           (25,675,227)           (23,750,104)
                                       ------------           ------------
                                       $ 43,369,098             39,262,249
                                       ============           ============

                                                                     (Continued)

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS




4.    Minimum Future Rentals

      Operating leases with tenants have remaining terms from one year to 25 years. Minimum future rentals are cash payments to be received under non-cancelable leases over the lease terms and do not necessarily represent rental income under generally accepted accounting principles. Rental income reported in the Statements of Income is recognized under the operating method, whereby aggregate rentals are reported on a straight-line basis as income over the life of the lease. Approximate minimum future rentals are as follows:

                        1998                        $  6,738,000
                        1999                           6,601,000
                        2000                           6,264,000
                        2001                           6,266,000
                        2002                           4,636,000
                        Thereafter                    18,992,000
                                                    ------------
                                                    $ 49,497,000

5.    Triple Net Leases

      During 1995, lease agreements between the Partnership and tenants at two properties were absolute triple net lease arrangements whereby the lessee was required to make all payments for expenses related to the use and occupation of the leased premises including real estate taxes and assessments, property and liability insurance, repairs and maintenance, utilities and other operating costs associated with the property. Accordingly, net operating income for 1995 reflects only rental income and excludes all expenses directly related to the operations of the properties as payments for such expenses are made directly by the respective lessees.


                                                                     (Continued)

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS



6.    Mortgages Payable

      Mortgages payable to affiliates at December 31 consisted of the following:

                                                                  1997                 1996
                                                              -----------          -----------
First mortgage note payable, interest at
8.25%, due March 31, 1998, interest only
payable monthly; secured by rental property
with a depreciated cost of approximately $7,301,000           $11,000,000           11,000,000

First mortgage note payable,interest at 9.57%,
due September 1, 1998,  interest  only  payable
monthly; secured by rental  property with a
depreciated  cost of approximately $22,376,000                 15,000,000           15,000,000
                                                              -----------           ----------
                                                              $26,000,000           26,000,000
                                                              ===========           ==========

      Cash payments for interest expense were $2,343,000, $2,105,667 and $2,420,902 for 1997, 1996 and 1995, respectively.

7.    Transactions with Affiliates

      USAA Real Estate Company (the Adviser) received property acquisition fees of up to 4% of the gross offering proceeds, real estate brokerage commissions of up to 1% of the aggregate selling prices of property sold and management fees equal to 4% of Cash Receipts from Operations not to exceed 9% of adjusted cash flow from the Partnership.

      Through January 1995, the Partnership had funds invested in USAA Mutual Fund, Inc. and earned interest thereon at the rates the Fund paid to non-affiliated investors.

      During 1997, the Partnership purchased short-term commercial paper from USAA Capital Corporation and earned interest thereon at the rates the Fund paid to non-affiliated investors.


                                                                     (Continued)

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS



7.    Transactions with Affiliates, continued

      An affiliate of the General Partner, Las Colinas Management Company, received monthly payments of principal of $227,272.72 plus interest at one-month LIBOR plus .625% through August 31, 1996. On August 31, 1996, the mortgage loan was converted to interest only payments at an interest rate of 9.57%

      Quorum Real Estate Services Corporation (also known as USAA Realty Company), an affiliate of the General Partner, provides property management and leasing services for the properties and may receive fees of up to 6% of the property cash receipts for those services.

      A summary of transactions with affiliates follows:

                     Reimbursement     Interest        Management        Lease         Interest
                    of Expenses(1)      Income            Fees        Commissions       Expense          Total
                    ---------------    --------        ----------     -----------      --------          -----

USAA Mutual Fund, Inc.:

1997                   $     --              --              --            --               --                --
1996                         --              --              --            --               --                --
1995                         --          (1,262)             --            --               --            (1,262)
USAA Real Estate Company:

1997                    237,968              --          70,739            --          907,500         1,216,207
1996                    200,417              --          60,523            --          964,529         1,225,469
1995                    162,493              --         168,389            --        1,191,014         1,521,896
Las Colinas Management Co.:

1997                         --              --              --            --        1,435,500         1,435,500
1996                         --              --              --            --        1,141,138         1,141,138
1995                         --              --              --            --        1,229,888         1,229,888
USAA Capital Corporation:

1997                         --        (158,387)             --            --               --          (158,387)
1996                         --              --              --            --               --                --
1995                         --              --              --            --               --                --
Quorum Real Estate Services Corporation:

1997                    233,979              --         182,159        79,030               --           495,168
1996                     85,876              --          63,446        30,541               --           179,863
1995                     47,548              --          46,628        22,816               --           116,992


(1) Reimbursement of expenses represents amounts paid or accrued as reimbursement of expenses incurred on behalf of the Partnership at actual cost and does not include any mark-up or items normally considered as overhead.



                                                                     (Continued)

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS




8.    Major Customer Information

      During 1997, the Partnership recorded approximately $839,000 and $1,586,000 of rental income from two major tenants which represented approximately 13% and 24% respectively of total rental income for 1997.

      During 1996, the Partnership recorded approximately $1,644,000 and $4,869,000 of rental income from two major tenants which represented approximately 21% and 62% respectively of total rental income for 1996.

      During 1995, the Partnership recorded approximately $1,246,000 and $6,679,000 of rental income from two major tenants which represented approximately 13% and 69% respectively of total rental income for 1995.

9.    Fair Value of Financial Instruments

      The carrying amount of cash and cash equivalents approximates fair value because of the short maturities of these instruments.

      The fair value of mortgages payable at December 31, 1997, which approximates the carrying amount, and was estimated by discounting the future cash flows using interest rates currently being offered for mortgage loans and notes with similar characteristics and maturities.

      The carrying amount of the mortgages payable at December 31, 1996 approximates fair value since these two mortgages payable were re-negotiated during 1996 to interest rates currently being offered for mortgage loans with similar characteristics and maturities.

10.   Subsequent Events

      Subsequent to year-end, the limited partners of USAA Real Estate Income Investments I Limited Partnership, USAA Real Estate Income Investments II Limited Partnership, USAA Income Properties III Limited Partnership and USAA Income Properties IV Limited Partnership (collectively, the "RELPs") approved the merger of the RELPs with and into the Trust effective as of December 31, 1997.

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS



10.   Subsequent Events, continued

      According to the Merger Agreement, the Trust will issue an aggregate of 4,412,829 shares of beneficial interest at $13.125 per share (for a total value of $57,918,385) in exchange for the limited partnership interests in the RELPs. The number of Shares to be issued to each RELP will be equal to the net asset value for each RELP (as agreed by the Trust and each RELP) divided by $13.125. Each Partnership unit will be exchanged for 16.60 shares of the Trust.

      The accompanying financial statements do not include any adjustments relating to the merger.

                          INDEPENDENT AUDITORS' REPORT




Trust Managers and Shareholder's
American Industrial Properties REIT:

We have audited the accompanying balance sheets of USAA Income Properties IV Limited Partnership (Partnership) as of December 31, 1997 and 1996, and the related statements of operations, partners' equity, and cash flows for each of the years in the three year period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USAA Income Properties IV Limited Partnership at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1997, in conformity with generally accepted accounting principles.

As discussed in Note 10, subsequent to December 31, 1997, the Partners approved a merger with and into the American Industrial Properties REIT effective as of December 31, 1997. These financial statements do not include any adjustments related to the dissolution of the Partnership.

                                             /s/ KPMG PEAT MARWICK LLP
                                                 KPMG Peat Marwick LLP


San Antonio, Texas
February 9, 1998

                  USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                                                  1997                1996
                                                             ------------         -----------
ASSETS
Rental properties, net (notes 3, 4 and 7)                    $ 20,795,676          20,743,237
Investment in joint venture                                     4,679,011           5,183,456
Temporary investments, at cost which
   approximates market value -
   Money market fund                                              410,130             753,756
Cash                                                               14,074              33,233
                                                             ------------         -----------
Cash and cash equivalents                                         424,204             786,989

Accounts receivable                                                69,790               5,600
Deferred charges and other assets                                 745,499             634,161
                                                             ------------         -----------
                                                             $ 26,714,180          27,353,443
                                                             ============         ===========

LIABILITIES AND PARTNERS' EQUITY
Mortgage payable (note 7)                                    $  1,064,787           1,131,500
Note payable to affiliate (notes 4, 7 and 8)                    7,200,000           6,000,000
Accounts payable, including amounts due
     to affiliates of $27,516 and $29,082                         131,625              88,517
Other liabilities                                                  48,459             102,743
                                                             ------------         -----------
              Total liabilities                                 8,444,871           7,322,760
                                                             ------------         -----------
Partners' equity:
     General Partner:
         Capital contribution                                       1,000               1,000
         Cumulative net income                                     31,079              43,804
         Cumulative distributions                                (132,722)           (127,834)
                                                             ------------         -----------
                                                                 (100,643)            (83,030)
                                                             ------------         -----------
     Limited Partners (60,495 interests):
         Capital contributions, net of offering costs          28,432,650          28,432,650
         Cumulative net income                                  3,076,816           4,336,617
         Cumulative distributions                             (13,139,514)        (12,655,554)
                                                             ------------         -----------
                                                               18,369,952          20,113,713
                                                             ------------         -----------
              Total Partners' equity                           18,269,309          20,030,683
                                                             ------------         -----------
                                                             $ 26,714,180          27,353,443
                                                             ============         ===========



See accompanying notes to financial statements.

                  USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                        1997               1996               1995
                                                    -----------         ----------         ----------
INCOME
Rental income                                       $ 2,153,163          1,227,447          1,687,107
Equity in earnings (loss) of joint venture             (264,333)           234,212            215,804
Interest income, including $23 for 1995
     to affiliate (note 8)                               49,474             75,275            121,801
                                                    -----------         ----------         ----------
         Total income                                 1,938,304          1,536,934          2,024,712
                                                    -----------         ----------         ----------

EXPENSES
Direct expenses, including $70,999, $55,629
     and $63,487 to affiliate (note 8)                  936,891            524,608            317,618
Depreciation                                          1,177,352            905,195            959,962
General and administrative, including
     $142,046, $140,202 and $110,121
     to affiliates (note 8)                             313,953            232,296            206,651
Management fee to affiliate (note 8)                     36,414             50,134             90,376
Interest, including $640,241 for 1997 and
     $600,000 for 1996 and 1995 to affiliate
     (notes 7 and 8)                                    746,220            712,094            717,615
                                                    -----------         ----------         ----------
         Total expenses                               3,210,830          2,424,327          2,292,222
                                                    -----------         ----------         ----------

Net loss                                            $(1,272,526)          (887,393)          (267,510)
                                                    ===========         ==========         ==========

Net loss per limited
     partnership interest                           $    (20.82)            (14.52)             (4.42)
                                                    ===========         ==========         ==========


See accompanying notes to financial statements.

                  USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                         STATEMENTS OF PARTNERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                      GENERAL           LIMITED
                                      PARTNER           PARTNERS             TOTAL
                                     ---------         -----------         -----------
Balances at December 31, 1994        $ (56,357)         22,754,318          22,697,961

Net loss                                (2,675)           (264,835)           (267,510)

Distributions                           (9,166)           (907,425)           (916,591)
                                     ---------         -----------         -----------

Balances at December 31, 1995          (68,198)         21,582,058          21,513,860

Net loss                                (8,874)           (878,519)           (887,393)

Distributions                           (5,958)           (589,826)           (595,784)
                                     ---------         -----------         -----------

Balances at December 31, 1996          (83,030)         20,113,713          20,030,683

Net loss                               (12,725)         (1,259,801)         (1,272,526)

Distributions                           (4,888)           (483,960)           (488,848)
                                     ---------         -----------         -----------

Balances at December 31, 1997        $(100,643)         18,369,952          18,269,309
                                     =========         ===========         ===========



See accompanying notes to financial statements.

                  USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                  1997                1996               1995
                                                               -----------         ----------         ----------
Cash flows from operating activities:
    Net (loss)                                                 $(1,272,526)          (887,393)          (267,510)
    Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
        Depreciation                                             1,177,352            905,195            959,962
        Amortization                                                68,776             37,838             41,764
        Loss (earnings) from joint venture                         264,333           (234,212)          (215,804)
          Loss on early retirement of assets                            --             49,396                 --
        Distribution from joint venture                            240,112            502,560            558,400
        Decrease (increase) in accounts receivable                 (64,190)             2,000              1,398
        (Increase) decrease in deferred charges
          and other assets                                        (180,114)          (146,487)            71,983
        Increase (decrease) in accounts payable,
          accrued expenses and other liabilities                   (11,176)           114,810                876
                                                               -----------         ----------         ----------

        Cash provided by operating activities                      222,567            343,707          1,151,069
                                                               -----------         ----------         ----------

Cash flows used in investing activities -
    Additions to rental properties                              (1,229,791)          (833,056)          (215,021)
                                                               -----------         ----------         ----------

Cash flows from financing activities:
    Repayment of mortgages payable                                 (66,713)           (60,598)           (55,077)
    Proceeds from issuance of note payable                       1,200,000                 --                 --
    Distributions to partners                                     (488,848)          (595,784)          (916,591)
                                                               -----------         ----------         ----------

        Cash provided by (used in) financing activities            644,439           (656,382)          (971,668)
                                                               -----------         ----------         ----------

Net decrease in cash and cash equivalents                         (362,785)        (1,145,731)           (35,620)

Cash and cash equivalents at beginning
    of year                                                        786,989          1,932,720          1,968,340
                                                               -----------         ----------         ----------

Cash and cash equivalents at end of year                       $   424,204            786,989          1,932,720
                                                               ===========         ==========         ==========




See accompanying notes to financial statements.

                  USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995



1.     Organization, Summary of Significant Accounting Policies and Other

       USAA Income Properties IV Limited Partnership (Partnership) is engaged solely in the business of real estate investment; therefore, presentation of information about industry segments is not applicable. The General Partner, USAA Properties IV, Inc., is a wholly-owned subsidiary of USAA Real Estate Company (Realco), which is a wholly-owned subsidiary of USAA Capital Corporation, which is a wholly-owned subsidiary of United Services Automobile Association (USAA).

       Subsequent to year-end, the Partnership approved a merger with and into the American Industrial Properties REIT (Trust) effective as of December 31, 1997. The accompanying financial statements do not include any adjustments related to this merger. See Note 11.

       The Partnership owns office buildings in Milpitas, California, San Diego, California, St. Louis, Missouri, and a joint venture interest in a research and development property in Chelmsford, Massachusetts. The Partnership's revenue is subject to changes in the economic environments of these areas.

       Rental properties are valued at cost. The carrying amount of a property is not changed for temporary fluctuations in value unless the carrying value is believed to be permanently impaired. In 1995, the Partnership adopted the provisions of Financial Accounting Standards Board Statement No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("Statement 121"). Statement 121 provides guidance for determining impairment of long-lived assets utilizing undiscounted future cash flows. The assessment for and measurement of impairment is based upon the undiscounted future cash flows and fair value, respectively, of the individual real estate properties. Based on the provisions of Statement 121, the Partnership's long-lived assets, real estate and improvements are not considered impaired. The adoption of Statement 121 had no financial statement impact.

       Depreciation is provided over the estimated useful lives of the properties using the straight-line method. The estimated lives of the buildings and improvements is 30 years (31.5 - 39 years for Federal income tax purposes).



                                                                     (Continued)

                  USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS


1. Organization, Summary of Significant Accounting Policies and Other, continued

       Rental income is recognized under the operating method, whereby aggregate rentals are reported on a straight-line basis as income over the life of the lease. Rental income recognized was $15,391, $36,947 and $77,507 less than the amount due per the lease agreements for the years ended December 31, 1997, 1996 and 1995, respectively. Deferred rent results from the recognition of income as required by generally accepted accounting principles.

       No provision or credit for income taxes has been made as the liability for such taxes is that of the Partners rather than the Partnership. The Partnership files its tax return on an accrual basis.

       For purposes of the Statements of Cash Flows, all highly liquid marketable securities that have a maturity at purchase of three months or less, and money market mutual funds are considered to be cash equivalents.

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Prior financial statements of the Partnership were prepared on a consolidated basis with USAA Chelmsford Associates Joint Venture. For all periods presented in the accompanying financial statements, the Partnership's 55.84% interest in USAA Chelmsford Associates Joint Venture is accounted for using the equity method (note 4).

       For financial reporting purposes, net income was allocated 1% to the General Partner and 99% to the Limited Partners. Net income per limited partnership interest was based upon the limited partnership interests outstanding at the end of the period and net income allocated to the Limited Partners.

       Cash distributions per limited partnership interest were $8.00, $9.75, and $15.00 for the years ended December 31, 1997, 1996 and 1995, respectively, and were based on the limited partnership interests outstanding at each quarter end and the cash distributions allocated to Limited Partners.


                                                                     (Continued)

                  USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS


2.     Partnership Agreement

       As part of the merger with the Trust the Partnership Agreement was amended to permit the dissolution of the Partnership. Pursuant to the terms of the Partnership Agreement existing prior to the merger, Net Cash from Operations was allocated and paid 1% to the General Partner and 99% to the Limited Partners. Any Net Cash from Operations received by a Limited Partner counted toward his 6% cumulative Preferred Return, as defined in the Partnership Agreement. Net Proceeds from Sales or Refinancings was allocated and paid 1% to the General Partner and 99% to the Limited Partners until the Limited Partners had been returned their Original Invested Capital from Net Proceeds from Sales or Refinancings, plus their Preferred Return. Second, Net Proceeds from Sales or Refinancings were allocated and paid to the Adviser in payment of any unpaid Subordinated Disposition Fee. Third, Net Proceeds from Sales or Refinancings were allocated and paid 90% to the Limited Partners and 10% to the General Partner.

       Generally, all items of income, gain, loss, deduction and credit from operations were allocated 99% to the Limited Partners and 1% to the General Partner. Net gain or net loss from the sale or other disposition of a property was allocated as described in the Partnership Agreement. As part of the merger, the partnership agreement was amended to permit the dissolution of the partnership.

3.     Rental Properties

       Rental properties at December 31 consisted of the following:

                                          1997                1996
                                     ------------         -----------
Buildings and improvements           $ 25,355,327          24,125,536
Land                                    4,215,016           4,215,016
                                     ------------         -----------
                                       29,570,343          28,340,552
Less accumulated depreciation          (8,774,667)         (7,597,315)
                                     ------------         -----------
                                     $ 20,795,676          20,743,237
                                     ============         ===========



                                                                     (Continued)

                  USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

4.     Investment in Joint Venture

       On May 31, 1988, the Partnership entered into the USAA Chelmsford Associates Joint Venture with USAA Real Estate Company, the parent company of the Partnership's General Partner, for the ownership and operation of the Apollo Computer Research and Development Headquarters Building. The Partnership contributed $9,000,000 for its 55.4% joint venture interest. The contribution consisted of $3,000,000 in remaining offering proceeds and $6,000,000 in proceeds from a note payable to USAA Real Estate Company (note 7). The Partnership accounts for its investment in the joint venture using the equity method.

       Summary financial information for the joint venture as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995 follows:

       ASSETS
                                                   1997               1996
                                                -----------        ----------
Cash                                            $   268,475           416,888
Property, net                                    23,388,785        24,288,391
Accounts receivable                                   4,610            27,115
Other assets                                             --             4,663
                                                -----------        ----------
                                                $23,661,870        27,737,057
                                                ===========        ==========

LIABILITIES AND EQUITY

Liabilities:
Mortgage payable                                $15,113,227        15,287,583
Accounts payable and accrued liabilities            168,577           167,247
                                                -----------        ----------
                                                 15,281,804        15,454,830
                                                -----------        ----------
Equity:
    USAA Income Properties IV
    Limited Partnership                           4,679,011         5,183,456
    Co-venturer - affiliate                       3,701,055         4,098,771
                                                -----------        ----------
         Total equity                             8,380,066         9,282,227
                                                -----------        ----------
                                                $23,661,870        24,737,057
                                                ===========        ==========


                                                                     (Continued)

                  USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

4.     Investment in Joint Venture, continued

       OPERATIONS
                                        1997                1996               1995
                                     -----------         ----------         ----------
Revenues                             $ 2,036,144          2,789,770          2,771,135
Operating expenses                       (43,555)           (28,054)           (63,018)
Other expenses                           (62,738)            (9,802)            (8,967)
Depreciation                          (1,014,192)          (929,510)          (895,877)
Interest expense                      (1,387,819)        (1,402,970)        (1,416,805)
                                     -----------         ----------         ----------
    Net income (loss)                $  (472,160)           419,434            386,468
                                     ===========         ==========         ==========

Equity in net income (loss):
USAA Income Properties IV
    Limited Partnership              $  (264,333)           234,212            215,804
Co-venturer - affiliate                 (207,827)           185,222            170,664
                                     -----------         ----------         ----------
                                     $  (472,160)           419,434            386,468
                                     ===========         ==========         ==========
Cash distributions:
    USAA Income Properties IV
    Limited Partnership              $   240,112            502,560            558,401
    Co-venturer - affiliate              189,889            397,440            441,599
                                     -----------         ----------         ----------
                                     $   430,001            900,000          1,000,000
                                     ===========         ==========         ==========

5.     Minimum Future Rentals

       Operating leases with tenants have remaining terms from one year to five years. Minimum future rentals are cash payments to be received under non-cancelable leases over the lease terms and do not necessarily represent rental income under generally accepted accounting principles. Rental income reported in the Statements of Operations is recognized under the operating method, whereby aggregate rentals are reported on a straight-line basis as income over the life of the lease. Approximate minimum future rentals are as follows:



                                                                     (Continued)

                  USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

5.     Minimum Future Rentals, continued

                  1998                     $   2,200,000
                  1999                         2,218,000
                  2000                         2,059,000
                  2001                         1,802,000
                  2002                           835,000
                  Thereafter                     118,000
                                           -------------
                                           $   9,232,000
                                           =============

6.     Triple Net Leases

       During 1997, 1996 and 1995, the Partnership had ownership interests in one office building occupied by a single tenant. The lease agreement between the tenant and the Partnership is an absolute triple net lease arrangement whereby the lessee is required to make all payments for expenses related to the use and occupation of the leased premises including real estate taxes and assessments, property and liability insurance, repairs and maintenance, utilities and other operating costs associated with the property. Accordingly, net operating income reflected only rental income and excluded all expenses directly related to the operations of the property as payments for such expenses are made directly by the lessee.

7.     Mortgage and Note Payable

       Mortgage payable at December 31:

                                                                      1997                   1996
                                                                  -------------         --------------
       9.625% first mortgage note, payable in
       monthly installments of $14,391,
       including interest, due August 1, 2008;
       secured by rental property with a
       depreciated cost of approximately $5,943,000.              $   1,064,787         $    1,131,500
                                                                  =============         ==============




                                                                     (Continued)

                  USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS



7.     Mortgage and Note Payable, continued

       On May 31, 1988, $6,000,000 of the total $9,000,000 Partnership investment in USAA Chelmsford Associates Joint Venture was borrowed from USAA Real Estate Company (note 4). The original unsecured demand note payable had a maturity date of September 1, 1997 and included monthly interest only payments at 10%. During 1997, the note was increased to $7,200,000 and was extended to March 1, 1999 with a decrease in the interest rate from 10% to 9%.

       Aggregate maturities of mortgages and note payable for 1998 through 2002 are $73,426, $7,280,814, $88,925, $97,891 and $107,740, respectively.

       Cash payments for interest expense were $746,219, $712,094 and $717,616 for 1997, 1996 and 1995, respectively.

8.     Transactions with Affiliates

       USAA Real Estate Company (the Adviser) received property acquisition fees of up to 5% of gross offering proceeds, real estate brokerage commissions of up to 2% of the aggregate selling prices of properties sold and management fees of 9% of adjusted cash flow from operations.

       Through January 1995, a portion of the Partnership's working capital reserve and other available funds were invested in USAA Mutual Fund, Inc. and earned interest thereon at market rates.

       Quorum Real Estate Services Corporation (also known as USAA Realty Company), an affiliate of the General Partner, provides property management and leasing services for the properties and may receive fees of up to 6% of property cash receipts for those services.


                                                                     (Continued)

                  USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS



8.     Transactions with Affiliates, continued

       A summary of transactions with affiliates follows:

           Reimbursement   Interest    Management       Lease      Interest
           of Expenses (1)  Income        Fees       Commissions    Expense            Total
           --------------- --------    ----------    -----------   --------            ------
USAA Mutual Fund, Inc.:
1997        $     --         --             --            --             --              --
1996              --         --             --            --             --              --
1995              --        (23)            --            --             --             (23)

USAA Real Estate Company:
1997         118,558         --         36,414            --        640,241         795,213
1996         109,255         --         50,134            --        600,000         759,389
1995         100,634         --         90,376            --        600,000         791,010

Quorum Real Estate Services Corporation:
1997          42,658         --         28,341        23,488             --          94,487
1996          33,042         --         22,587        30,947             --          86,576
1995          36,559         --         26,928         9,487             --          72,974


(1) Reimbursement of expenses represents amounts paid or accrued as reimbursement of expenses incurred on behalf of the Partnership at actual cost and does not include any mark-up or items normally considered as overhead.

9.     Major Customer Information

       During 1997, the Partnership recorded approximately $727,706, $518,120 and $292,679 of rental income from leases which represented approximately 34%, 24% and 14% of total rental income, respectively.


                                                                     (Continued)

                  USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS




9.     Major Customer Information, continued

       During 1996, the Partnership recorded approximately $420,000, $384,000 and $292,000 of rental income from leases which represented approximately 34%, 31% and 24% of total rental income, respectively.

       During 1995, the Partnership recorded approximately $543,000, $464,000, $414,000 and $234,000 of rental income from leases which represented approximately 32%, 25%, 23% and 14% of total rental income, respectively.

       In addition, see note 4 regarding rental income from the single tenant of the building owned by USAA Chelmsford Associates Joint Venture.

10.    Fair Value of Financial Instruments

       The carrying value of cash and cash equivalents approximates fair value due to the short maturity of these instruments.

       The fair value of mortgages and note payable at December 31, 1997 and 1996 approximated $8,106,000 and $7,105,000, respectively, and was estimated by discounting the future cash flows using interest rates currently being offered for mortgage loans and notes with similar characteristics and maturities.

11.    Subsequent Events

       Subsequent to year-end, the limited partners of USAA Real Estate Income Investments I Limited Partnership, USAA Real Estate Income Investments II Limited Partnership, USAA Income Properties III Limited Partnership and USAA Income Properties IV Limited Partnership (collectively, the "RELPs") approved the merger of the RELPs with and into the Trust effective as of December 31, 1997.

       According to the Merger Agreement, the Trust will issue an aggregate of 4,412,829 shares of beneficial interest at $13.125 per share (for a total value of $57,918,385) in exchange for the limited partnership interests in the RELPs. The number of Shares to be issued to each RELP will be equal to the net asset value for each RELP (as agreed by the Trust and each RELP) divided by $13.125. Each Partnership unit will be exchanged for 15.14 shares of the Trust.



                                                                     (Continued)

                  USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS





11.    Subsequent Events, continued

        The accompanying financial statements do not include any adjustments relating to the merger.

                       AMERICAN INDUSTRIAL PROPERTIES REIT
                         PRO FORMA FINANCIAL INFORMATION
                        (IN THOUSANDS, EXCEPT SHARE DATA)


         The following Pro Forma Condensed Consolidated Balance Sheet of the Trust as of December 31, 1997 has been prepared as if each of the following transactions had occurred as of December 31, 1997: (i) the acquisition, through AIP Operating, L.P., a limited partnership in which the Trust has a 99% controlling ownership interest, of Spring Valley #6 on February 11, 1998 (the "1998 Acquisition"); (ii) the private placements with three investors of 1,376,245 shares of Common Shares of Beneficial Interest of the Trust (the "Common Shares") with net proceeds of $18,750 million in February 1998 (the "1998 Private Placements"); and (iii) the Trust's repurchase of 6,700 Common Shares, for an aggregate cost of $89 (the "Common Share Repurchase").

         The following Pro Forma Condensed Consolidated Statement of Operations of the Trust for the year ended December 31, 1997 has been prepared as if each of the following transactions had occurred as of January 1, 1997: (i) the acquisition of 15 industrial real estate properties (the "1997 Acquisitions");
(ii) the sale of 2 industrial real estate properties (the "1997 Dispositions");
(iii) the merger (the "Merger") with four publicly traded real estate limited partnerships (the "RELPs"); and (iv) the 1998 Acquisition.

         The Pro Forma Financial Information of the Trust has been prepared using the purchase method of accounting for the Merger, whereby the assets and liabilities of the RELPs were adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the allocations reflected in the following Pro Forma Financial Information may differ from the amounts ultimately determined.

         Such Pro Forma Financial Information is based in part upon (i) the Consolidated Financial Statements of the Trust for the year ended December 31, 1997, incorporated by reference herein; (ii) the Financial Statements of USAA Real Estate Income Investments I Limited Partnership for the year ended December 31, 1997 filed with Amendment No. 1 to the Trust's Current Report on Form 8-K, dated January 20, 1998, incorporated by reference herein; (iii) the Financial Statements of USAA Real Estate Income Investments II Limited Partnership for the year ended June 30, 1997 and the six months ended December 31, 1997 (unaudited) filed with Amendment No. 1 to the Trust's Current Report on Form 8-K, dated January 20, 1998, incorporated by reference herein; (iv) the Financial Statements of USAA Income Properties III Limited Partnership for the year ended December 31, 1997 filed with Amendment No. 1 to the Trust's Current Report on Form 8-K, dated January 20, 1998, incorporated by reference herein; (v) the Financial Statements of USAA Income Properties IV Limited Partnership for the year ended December 31, 1997 filed with Amendment No. 1 to the Trust's Current Report on Form 8-K, dated January 20, 1998, incorporated by reference herein;
(vi) the unaudited Combined Historical

Summary of Merit Texas Properties Portfolio for the nine months ended September 30, 1997 filed with Amendment No. 1 to the Trust's Current Report on Form 8-K, dated October 17, 1997, incorporated by reference herein; (vii) the unaudited Historical Summary of Commerce Center for the year ended May 31, 1997 and the three months ended August 31, 1997 filed with Amendment No. 2 to the Trust's Current Report on Form 8-K, dated November 25, 1997, incorporated by reference herein; (viii) the Historical Summary of Spring Valley #6 Industrial Property for the year ended December 31, 1997 filed with Amendment No. 1 to the Trust's Current Report on Form 8-K, dated February 11, 1998, incorporated by reference herein; (ix) the unaudited Combined Historical Summary of Skyway and Central Park Industrial Properties for the six months ended June 30, 1997 filed with the Trust's Current Report on Form 8-K, dated March 23, 1998, incorporated by reference herein; (x) the unaudited Historical Summary of Inverness Industrial Property for the nine months ended September 30, 1997 filed with the Trust's Current Report on Form 8-K, dated March 23, 1998, incorporated by reference herein; (xi) the unaudited Combined Statement of Revenues and Certain Expenses of Corporex Plaza I and Presidents' Plaza Business Center for the nine months ended September 30, 1997 filed with the Trust's Current Report on Form 8-K, dated March 23, 1998, incorporated by reference herein; and (xii) the unaudited Historical Summary of Avion Industrial Property for the nine months ended September 30, 1997 filed with the Trust's Current Report on Form 8-K, dated March 23, 1998, incorporated by reference herein.

         The Pro Forma Financial Information is presented for information purposes only and is not necessarily indicative of the financial position or results of operations of the Trust that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial position or results of operations. In the opinion of the Trust's management, all material adjustments necessary to reflect the effect of these transactions have been made.

                       AMERICAN INDUSTRIAL PROPERTIES REIT
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1997
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                      Trust             Recent                Pro
                                                   Historical (A)    Transactions (B)        Forma
                                                  ------------      --------------         ---------

                                                       ASSETS

Real estate, net                                    $ 239,791         $   9,259   (C)      $ 249,050
Cash - unrestricted                                    11,683            (1,974)  (C)
                                                                         18,002   (D)
                                                                            (89)  (E)         27,622
Cash - restricted                                       2,121                 0                2,121
Other assets, net                                       4,800                65   (C)          4,865
                                                    ---------         ---------            ---------

                                                    $ 258,395         $  25,263            $ 283,658
                                                    =========         =========            =========


                                        LIABILITIES AND SHAREHOLDERS' EQUITY

Mortgage notes payable                              $ 114,226         $   6,475   (C)      $ 120,701
Notes payable to affiliates                             7,200                 0                7,200
Accrued interest payable                                  269                 0                  269
Accounts payable, accrued
   expenses and other                                   7,231                 0                7,231
Tenant security deposits                                1,254                 0                1,254
                                                    ---------         ---------            ---------
                                                      130,180             6,475              136,655

Minority interests                                      6,444               875   (C)          7,319

Shareholders' equity:
   Common Shares of beneficial interest
      ($0.10 par value)                                   982               138   (D)          1,120
   Additional paid-in capital                         224,989            17,864   (D)        242,853
   Less Common Shares in treasury, at cost               (626)              (89)  (E)           (715)
   Accumulated distributions                          (58,456)                0              (58,456)
   Accumulated loss from operations
      and extraordinary gains (losses)                (48,429)                0              (48,429)
   Accumulated net realized gain
      on sales of real estate                           3,311                 0                3,311
                                                    ---------         ---------            ---------

                                                      121,771            17,913              139,684
                                                    ---------         ---------            ---------

                                                    $ 258,395         $  25,263            $ 283,658
                                                    =========         =========            =========

                       AMERICAN INDUSTRIAL PROPERTIES REIT
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1997
                                 (IN THOUSANDS)
                                   (UNAUDITED)

(A) Represents the historical financial position of the Trust as of December 31, 1997.

(B) Represents adjustments for the 1998 Acquisition, the 1998 Private Placements and the Common Share Repurchase.

(C) Represents adjustments for the 1998 Acquisition, including closing and transaction costs, of $9,259, comprised of cash of $1,974, borrowings on the Trust's acquisition line of credit (the "Credit Facility") of $6,475, deferred loan costs of $65, and the issuance of 58 limited partnership units in AIP Operating, L.P. with a value of $875. The Credit Facility bears interest at the 30-day LIBOR rate plus 2%, with a maturity of one year.

(D)  Represents adjustments for the 1998 Private Placements.

(E)  Represents adjustments for the Common Share Repurchase.

                       AMERICAN INDUSTRIAL PROPERTIES REIT
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                        Trust                       Recent                      RELPS
                                                      Historical       (A)       Transactions      (B)        Historical       (C)
                                                 --------------------        --------------------        --------------------

INCOME
Rents and tenant reimbursements                  $             12,201        $              8,574 (D)    $             11,888
                                                                                             (730)(E)
Equity in earnings of joint venture                              -                           -                           (108)

Interest and other income                                         546                          25 (D)                     527
                                                                                             (164)(E)
                                                 --------------------        --------------------        --------------------

                                                               12,747                       7,705                      12,307
                                                 --------------------        --------------------        --------------------

EXPENSES
Property operating expenses                                     4,315                       2,649 (D)                   5,560
                                                                                             (201)(E)
Depreciation and amortization                                   3,157                       1,370 (D)                   4,003
                                                                                              (87)(E)
Interest expense                                                5,778                       3,713 (D)                   3,089
                                                                                             (256)(E)
General and administrative                                      2,504                        -                          1,518
                                                 --------------------        --------------------        --------------------
Total expenses                                                 15,754                        7188                      14,170

Income (loss) before
  Minority interest                                            (3,007)                        517                      (1,863)

Minority interest                                                -                           -                           -
                                                 --------------------        --------------------        --------------------


Income (loss) from operations                    $             (3,007)      $                 517        $             (1,863)
                                                 ====================        ====================        ====================


Income (loss) from operations
   per share:
       Basic and diluted                         $              (0.91)
                                                 ====================

Weighted average number of
  Common Shares outstanding                                     3,317
                                                 ====================

                                                          RELPS                                                 Pro Forma
                                                       Adjustments                 Adjustments                    Total
                                                  ---------------------        --------------------        -------------------

INCOME
Rents and tenant reimbursements                   $               2,036  (F)    $              -
                                                                 (1,894) (G)                               $             32,075
Equity in earnings of joint venture                                 264  (F)                   -
                                                                   (156) (H)                                                -
Interest and other income                                          (527) (I)                   -
                                                                                                                            407
                                                  ---------------------        --------------------        --------------------

                                                                   (277)                       -                         32,482
                                                  ---------------------        --------------------        --------------------

EXPENSES
Property operating expenses                                          43  (F)                   -
                                                                   (391) (G)                                             11,975
Depreciation and amortization                                     1,014  (F)                 (2,790) (J)
                                                                   (309) (G)                                              6,358
Interest expense                                                  1,388  (F)                 (1,022) (K)
                                                                   (907) (G)                                             11,783
General and administrative                                           63  (F)                    335  (L)
                                                                   (121) (G)                                              4,299
                                                  ---------------------        --------------------        --------------------
Total expenses                                                      780                      (3,477)                     34,415

Income (loss) before
  minority interest                                              (1,057)                      3,477                      (1,933)

Minority interest                                                   208  (F)                 -                              208
                                                  ---------------------        --------------------        --------------------


Income (loss) from operations                     $                (849)       $              3,477        $             (1,725)
                                                  =====================        ====================        ====================


Income (loss) from operations
   per share:
       Basic and diluted                                                                                   $              (0.15)
                                                                                                           ====================

Weighted average number of
  Common Shares outstanding                                                                                              11,193 (M)
                                                                                                           ====================

                       AMERICAN INDUSTRIAL PROPERTIES REIT
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



(A) Represents the historical results of operations of the Trust for the year ended December 31, 1997. Certain reclassifications have been made to the historical statements of operations of the Trust to conform to the pro forma financial information presentation. In addition, excludes gain on sale of real estate of $2,163 and extraordinary gain on extinguishment of debt of $2,643.

(B) Represents adjustments for the 1997 Acquisitions, the 1997 Dispositions, the Merger, and the 1998 Acquisition.

(C) Represents the combined historical results of operations of the RELPs acquired in connection with the Merger.

(D) Represents adjustments for the 1997 Acquisitions and the 1998 Acquisition, based on historical operating results. Depreciation is based on the preliminary allocation of the purchase price, with buildings depreciated using the straight-line method over a 40 year period. Interest expense is based on the borrowings incurred at the related interest rates, which range from 7.25% (fixed rate under a mortgage note payable) to 7.70% (the average 30-day LIBOR rate plus 2% during the year ended December 31, 1997).

(E) Represents adjustments to remove the historical results of operations of the 1997 Dispositions.

(F) Represents adjustments, based on historical operating results, for the investment in USAA Chelmsford Associates Joint Venture (the "Joint Venture"), accounted by the RELP on the equity method, which is consolidated by the Trust due to an amendment to the joint venture agreement subsequent to the Merger providing the Trust with control over the major decisions of the Joint Venture.

(G) Represents adjustments to eliminate the historical results of operations of a real estate property which, in conjunction with the Merger, was sold by the RELP to an affiliate.

(H) Represents adjustment to eliminate the equity in earnings of a joint venture. In connection with the Merger, the interest in the joint venture was sold by the RELP to an affiliate.

(I) Represents adjustments to eliminate interest income as a result of cash distributions to the RELP limited partners prior to the merger.

(J) Represents adjustment to reduce the depreciation of real estate. This adjustment represents increased depreciation resulting from the allocation of purchase price reduced by the use of a 40 year period by the Trust, rather than a 30 year period, as had been the practice by the RELPs.

(K) Represents adjustment to eliminate interest expense accrued by the Trust related to the notes payable convertible into Common Shares. The amount of non-recurring interest expense represents the difference between the market trading price of $11.88 per Common Share on February 26, 1997, the date of issuance of the modified notes, which contained the convertibility option, and the $10.00 conversion price.

(L) Represents adjustments for incremental general and administrative costs estimated to be incurred by the Trust as a result of the recent growth, including personnel costs.

(M) The pro forma weighted average shares outstanding includes 9,817 Common Shares outstanding at December 31, 1997 and 1,376 Common Shares issued in the 1998 Private Placements. Diluted earnings per share are the same as basic earnings per share as the Trust has a loss from operations.